Exhibit 99.1

Sands China Ltd.2012 Interim Report

(Incorporated in the Cayman islands with limited liability)

Stock Code: 1928

This interim report is printed on recycled paper using soy ink

*For identification purpose only

CONRAD

MACAO. COTAI CENTRAL

Holiday Inn

This interim report is prepared in English and Chinese. In case of inconsistency, the English version shall prevail.

Contents

1. Overview 2

1.1 Financial Highlights 2

2. Management Discussion and Analysis 3

2.1 Results of Operations 3

2.2 Liquidity and Capital Resources 9

2.3 Capital Expenditures 10

2.4 Capital Commitments 11

2.5 Dividends 11

2.6 Pledge of Fixed Assets 11

2.7 Contingent Liabilities and Risk Factors 11

2.8 Capital Risk Management 12

2.9 Foreign Exchange Risk 12

2.10 Business Review and Prospects 13

3. Corporate Governance 14

3.1 Human Resources 14

3.2 Environment 14

3.3 Corporate Governance Practices 14

3.4 Code Provisions 14

3.5 Model Code for Securities Transactions 15

3.6 Board and Board Committees Composition 15

3.7 Disclosure of Director’s Information pursuant to 16

Rule 13.51B(1) of the Listing Rules

3.8 Audit Committee Review 16

3.9 Disclosure of Interests 17

3.10 Share Option Scheme 19

3.11 Purchase, Sale or Redemption of the Company’s 21

Listed Shares

4. Interim Financial Information 22

4.1 Report on Review of Interim Financial Information 22

4.2 Condensed Consolidated Interim 23

Financial Information

4.3 Notes to the Condensed Consolidated 29

Interim Financial Information

5. Corporate Information 56

6. Contact Us 57

7. Glossary 58

Sands China Ltd.

1. Overview

1.1 Financial Highlights

- We generated an all-time half year record of US$873.0 million (HK$6,771.7 million) of adjusted EBITDA across all our Group properties, an increase of 15.6% compared to US$754.9 million (HK$5,875.2 million) in the first half of 2011.

- Total net revenues for the Group increased 23.7% to US$2,920.5 million (HK$22,653.7 million) in the first half of 2012, compared to US$2,360.8 million (HK$18,373.4 million) in the first half of 2011.

- Profit for the Group decreased 18.5% to US$439.8 million (HK$3,411.4 million) in the first half of 2012, compared to US$539.5 million (HK$4,198.8 million) in the first half of 2011. Excluding impairment losses related to Parcels 7 and 8 and the closure of the ZAiA show at The Venetian Macao, and pre-opening expenses related to Sands Cotai Central, adjusted profit increased 20.3% to US$675.8 million (HK$5,242.0 million) in the first half of 2012, compared to US$561.7 million (HK$4,371.5 million) in the first half of 2011.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in our 2011 Annual Report.

Note: The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7568 (six months ended June 30, 2011: US$1.00 to HK$7.7827) for the purposes of illustration only.

Adjusted EBITDA (US$ in millions)


$950
$800
$650
$500
$350
$200
35%
30%
25%
20%
15%
10%
5%
0%
32.0%
29.9%
$873
$755
15.6% Increase
1H 2011
1H 2012
Adjusted EBITDA
Adjusted EBITDA as a % of Net Revenues

Net Revenues (US$ in millions)


$3,000
$2,600
$2,200
$1,800
$1,400
$1,000
$2,921
23.7% Increase
$2,361
1H 2011
1H 2012

Profit (US$ in millions)


$700
$560
$420
$280
$140
$0
24%
20%
16%
12%
8%
4%
0%
22.9%
$540
18.5% Decrease
15.1%
$440
1H 2011
1H 2012
Profit
Profit as a % of Net Revenues

2

2. Management Discussion and Analysis

2.1 Results of Operations

The Board of Directors (the “Board”) of Sands China Ltd. (“we” or our “Company”) is pleased to present the unaudited consolidated results of the Company and its subsidiaries (the “Group”) for the six months ended June 30, 2012 compared to the six months ended June 30, 2011.

Net Revenues

Six months ended June 30,

2012 2011 Percent change

(US$ in millions, except percentages)

Casino 2,592.8 2,083.6 24.4%

Rooms 93.9 86.7 8.3%

Mall 92.5 69.0 34.1%

Food and beverage 43.4 38.8 11.9%

Convention, ferry, retail and other 98.0 82.7 18.5%

Total net revenues 2,920.5 2,360.8 23.7%

Our net revenues consisted of the following:

Net revenues were US$2,920.5 million for the six months ended June 30, 2012, an increase of US$559.7 million, or 23.7%, compared to US$2,360.8 million for the six months ended June 30, 2011. Net revenues increased in all segments, mainly driven by the opening of our newest integrated resort, Sands Cotai Central, on April 11, 2012, as well as strong visitation resulting from continuous efforts in marketing and management’s focus on driving the high-margin mass market gaming segment, while continuing to provide luxury amenities and high service levels to our VIP premium and junket players.

Our net casino revenues for the six months ended June 30, 2012 were US$2,592.8 million, an increase of US$509.2 million, or 24.4%, compared to US$2,083.6 million for the six months ended June 30, 2011. The increase is primarily attributable to US$247.1 million at Sands Cotai Central and an increase of US$263.6 million at The Plaza Macao driven by an increase in Rolling Chip volume.

Sands China Ltd.

2. Management Discussion and Analysis

The following table summarizes the results of our casino activity:

	Six months ended June 30,		
	2012	2011	Change
	(US$ in millions, except percentages and points)		
Sands Macao			
Total net casino revenues	**601.0**	634.4	(5.3)%
Non-Rolling Chip drop	**1,424.9**	1,402.2	1.6%
Non-Rolling Chip win percentage	**20.5%**	20.2%	0.3 pts
Rolling Chip volume	**12,598.3**	16,022.7	(21.4)%
Rolling Chip win percentage	**3.17%**	2.86%	0.31 pts
Slot handle	**1,275.0**	898.5	41.9%
Slot hold percentage	**4.3%**	6.2%	(1.9) pts
The Venetian Macao			
Total net casino revenues	**1,224.0**	1,192.1	2.7%
Non-Rolling Chip drop	**2,126.5**	2,004.9	6.1%
Non-Rolling Chip win percentage	**30.6%**	26.7%	3.9 pts
Rolling Chip volume	**24,963.1**	25,758.9	(3.1)%
Rolling Chip win percentage	**2.82%**	3.09%	(0.27) pts
Slot handle	**2,389.6**	1,601.3	49.2%
Slot hold percentage	**5.4%**	6.8%	(1.4) pts
The Plaza Macao			
Total net casino revenues	**520.7**	257.1	102.5%
Non-Rolling Chip drop	**196.9**	179.4	9.8%
Non-Rolling Chip win percentage	**42.7%**	38.8%	3.9 pts
Rolling Chip volume	**21,910.5**	7,303.6	200.0%
Rolling Chip win percentage	**2.92%**	3.14%	(0.22) pts
Slot handle	**397.3**	388.1	2.4%
Slot hold percentage	**5.7%**	5.9%	(0.2) pts
Sands Cotai Central (Note 1)			
Total net casino revenues	**247.1**	—	—%
Non-Rolling Chip drop	**389.4**	—	—%
Non-Rolling Chip win percentage	**21.5%**	—	— pts
Rolling Chip volume	**6,820.6**	—	—%
Rolling Chip win percentage	**3.12%**	—	— pts
Slot handle	**665.4**	—	—%
Slot hold percentage	**4.0%**	—	— pts

Note 1: The first phase of Sands Cotai Central opened on April 11, 2012. This information is for the 81-day period ended June 30, 2012.

4

Interim Report 2012

2. Management Discussion and Analysis

Net room revenues for the six months ended June 30, 2012 were US$93.9 million, an increase of US$7.2 million, or 8.3%, compared to US$86.7 million for the six months ended June 30, 2011. The Venetian Macao and The Plaza Macao continued to experience strong growth in occupancy and ADR driven by strong demand. Sands Cotai Central also demonstrated positive momentum in its first 81 days of operations.

The following table summarizes our room activity. Information in this table takes into account rooms provided to customers on a complimentary basis that are recorded at discounted rates.

	Six months ended June 30,		
	2012	2011	Change
	(US$, except percentages and points)		
Sands Macao			
Gross room revenues (in millions)	**12.0**	11.1	8.1%
Occupancy rate	**93.5%**	86.5%	7.0 pts
Average daily rate	**247**	247	—%
Revenue per available room	**231**	213	8.5%
The Venetian Macao			
Gross room revenues (in millions)	**108.9**	101.6	7.2%
Occupancy rate	**90.1%**	88.1%	2.0 pts
Average daily rate	**236**	225	4.9%
Revenue per available room	**213**	198	7.6%
The Plaza Macao			
Gross room revenues (in millions)	**19.0**	15.1	25.8%
Occupancy rate	**77.8%**	66.2%	11.6 pts
Average daily rate	**358**	331	8.2%
Revenue per available room	**279**	220	26.8%
Sands Cotai Central (Note 1)			
Gross room revenues (in millions)	**15.3**	—	—%
Occupancy rate	**75.1%**	—	— pts
Average daily rate	**141**	—	—%
Revenue per available room	**106**	—	—%

Note 1: The first phase of Sands Cotai Central opened on April 11, 2012. This information is for the 81-day period ended June 30, 2012.

Mall revenues for the six months ended June 30, 2012 were US$92.5 million, an increase of US$23.5 million, or 34.1%, compared to US$69.0 million for the six months ended June 30, 2011. The increase was primarily due to higher turnover fees.

5

Sands China Ltd.

2. Management Discussion and Analysis

Net food and beverage revenues for the six months ended June 30, 2012 were US$43.4 million, an increase of US$4.6 million, or 11.9%, compared to US$38.8 million for the six months ended June 30, 2011. The increase was primarily driven by the additional food and beverage outlets at Sands Cotai Central. Food and beverage outlets in other properties also experienced better performance as a result of increased property visitation.

Net convention, ferry, retail and other revenues for the six months ended June 30, 2012 were US$98.0 million, an increase of US$15.3 million, or 18.5%, compared to US$82.7 million for the six months ended June 30, 2011. The increase was primarily attributable to an increase in ferry revenue, driven by strong growth in visitation to the Cotai Strip, especially after the opening of Sands Cotai Central.

Operating Expenses

Our operating expenses consisted of the following:

	Six months ended June 30,		
	2012	2011	Percent change
	(US$ in millions, except percentages)		
Casino	**1,689.1**	1,301.5	29.8%
Rooms	**22.3**	17.2	29.7%
Mall	**16.0**	16.1	(0.6)%
Food and beverage	**39.9**	30.2	32.1%
Convention, ferry, retail and other	**101.6**	95.6	6.3%
Provision for doubtful accounts	**24.0**	20.3	18.2%
General and administrative	**160.1**	128.4	24.7%
Corporate	**20.8**	15.7	32.5%
Pre-opening	**94.8**	24.0	295.0%
Depreciation and amortization	**151.0**	141.2	6.9%
Net foreign exchange gains	**(1.2)**	(1.5)	(20.0)%
Impairment loss	**143.6**	—	—%
Loss on disposal of property and equipment	**0.1**	1.3	(92.3)%
Fair value losses on financial assets at fair value through profit or loss	**0.1**	1.0	(90.0)%
Total operating expenses	**2,462.2**	1,791.0	37.5%

Operating expenses were US$2,462.2 million for the six months ended June 30, 2012, an increase of US$671.2 million, or 37.5%, compared to US$1,791.0 million for the six months ended June 30, 2011. The increase in operating expenses was primarily attributable to increased casino activity at our operating properties, the opening of Sands Cotai Central, an increase in pre-opening expense and US$143.6 million in impairment charges.

Casino expenses for the six months ended June 30, 2012 were US$1,689.1 million, an increase of US$387.6 million, or 29.8%, compared to US$1,301.5 million for the six months ended June 30, 2011. The increase was primarily due to an increase in total gaming taxes as a result of increased gaming revenues, and increases in payroll and other operating expenses as Sands Cotai Central opened in April 2012.

6

2. Management Discussion and Analysis

Room expenses for the six months ended June 30, 2012 were US$22.3 million, an increase of US$5.1 million, or 29.7%, compared to US$17.2 million for the six months ended June 30, 2011. The increase was mainly driven by the opening of Sands Cotai Central, as well as increases in payroll expenses and operating supplies for other properties as a result of higher hotel occupancy.

Corporate expenses were US$20.8 million for the six months ended June 30, 2012, an increase of US$5.1 million, or 32.5%, compared to US$15.7 million for the six months ended June 30, 2011. The increase was mainly driven by royalty fees related to Sands Cotai Central, which opened in April 2012.

Food and beverage expenses for the six months ended June 30, 2012 were US$39.9 million, an increase of US$9.7 million, or 32.1%, compared to US$30.2 million for the six months ended June 30, 2011. The increase was primarily driven by the opening of Sands Cotai Central in April 2012.

Pre-opening expenses were US$94.8 million for the six months ended June 30, 2012, an increase of US$70.8 million, or 295.0%, compared to US$24.0 million for the six months ended June 30, 2011. The increase was primarily related to the opening of Sands Cotai Central.

Convention, ferry, retail and other expenses for the six months ended June 30, 2012 were US$101.6 million, an increase of US$6.0 million, or 6.3%, compared to US$95.6 million for the six months ended June 30, 2011. The increase was primarily attributable to an increase in ferry operating expenses as a result of increased revenue and the opening of Sands Cotai Central, partially offset by a decrease in entertainment expenses due to the closure of the ZAiA show.

Depreciation and amortization expense was US$151.0 million for the six months ended June 30, 2012, an increase of US$9.8 million, or 6.9%, compared to US$141.2 million for the six months ended June 30, 2011, due to the opening of Sands Cotai Central in April 2012, partially offset by a decrease in other properties due to some assets being fully depreciated.

Provision for doubtful accounts expenses were US$24.0 million for the six months ended June 30, 2012, an increase of US$3.7 million, or 18.2%, compared to US$20.3 million for the six months ended June 30, 2011. The increase was mainly driven by increased business volume.

Net foreign exchange gains for the six months ended June 30, 2012 were US$1.2 million, primarily associated with US$ denominated debt held in Macao. This compares with net foreign exchange gains of US$1.5 million for the six months ended June 30, 2011.

General and administrative expenses were US$160.1 million for the six months ended June 30, 2012, an increase of US$31.7 million, or 24.7%, compared to US$128.4 million for the six months ended June 30, 2011. The increase was mainly attributable to the opening of Sands Cotai Central.

Impairment loss was US$143.6 million for the six months ended June 30, 2012, as we recorded an impairment loss of US$100.7 million during the six months ended June 30, 2012 related to the capitalized construction costs of our development on Parcels 7 and 8, and an impairment loss of US$42.9 million related to the closure of the ZAiA show at The Venetian Macao.

Sands China Ltd.

2. Management Discussion and Analysis

Adjusted EBITDA[1]

The following table summarizes information related to our segments:

	Six months ended June 30,		
	2012	2011	Percent change
	(US$ in millions, except percentages)		
The Venetian Macao	**511.5**	486.8	5.1%
Sands Macao	**177.8**	187.4	(5.1)%
The Plaza Macao	**144.0**	94.9	51.7%
Sands Cotai Central	**51.7**	—	—%
Ferry and other operations	**(11.9)**	(14.2)	(16.2)%
Total adjusted EBITDA	**873.0**	754.9	15.6%

Adjusted EBITDA for the six months ended June 30, 2012 was US$873.0 million, an increase of US$118.1 million, or 15.6%, compared to US$754.9 million for the six months ended June 30, 2011. This strong performance was driven by revenue increases in all business segments, as a result of the opening of Sands Cotai Central and management's focus on continuing to provide high service levels to our VIP customers and driving the high-margin mass market segment. In addition, the management team continued to focus on driving operational efficiencies throughout both gaming and non-gaming areas of the business.

(1) Adjusted EBITDA is profit before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization (net of amortization of show production costs), net foreign exchange gains/(losses), impairment loss, gain/(loss) on disposal of property and equipment, fair value losses on financial assets at fair value through profit or loss, interest, loss on early retirement of debt and income tax expense. Adjusted EBITDA is used by management as the primary measure of operating performance of the Group's properties and to compare the operating performance of the Group's properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group's IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. As a result, adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

Interest Expense

The following table summarizes information related to interest expense:

	Six months ended June 30,		
	2012	2011	Percent change
	(US$ in millions, except percentages)		
Interest and other finance cost	**59.5**	99.8	(40.4)%
Less — capitalized interest	**(34.3)**	(68.7)	(50.1)%
Interest expense, net	**25.2**	31.1	(19.0)%

8

2. Management Discussion and Analysis

Interest and other finance cost for the six months ended June 30, 2012 was US$59.5 million, a decrease of US$40.3 million, or 40.4%, compared to US$99.8 million for the six months ended June 30, 2011. The decrease was principally the result of a lower average borrowing cost after completing a US$3.7 billion refinancing in November 2011.

Profit for the Period

Profit for the six months ended June 30, 2012 was US$439.8 million, a decrease of US$99.7 million, or 18.5%, compared to US$539.5 million for the six months ended June 30, 2011. Excluding impairment losses related to Parcels 7 and 8 and the closure of the ZAiA show at The Venetian Macao, and pre-opening expenses related to Sands Cotai Central, adjusted profit increased 20.3% to US$675.8 million in the first half of 2012, compared to US$561.7 million in the first half of 2011.

Capitalized interest for the six months ended June 30, 2012 was US$34.3 million, a decrease of US$34.4 million, or 50.1%, compared to US$68.7 million for the six months ended June 30, 2011. The decrease was primarily due to a decreased average borrowing cost during the period and the completion of phase I of Sands Cotai Central in April 2012.

2.2 Liquidity and Capital Resources

We fund our operations through cash generated from our operations and our debt financings.

As at June 30, 2012, we had cash and cash equivalents of US$1.36 billion, which was primarily generated from our operations.

Cash Flows — Summary

Our cash flows consisted of the following:

Six months ended June 30,

2012 2011

(US$ in millions)

Net cash generated from operating activities 809.9 602.7

Net cash (used in)/generated from investing activities (531.1) 58.2

Net cash used in financing activities (1,414.0) (160.7)

Net (decrease)/increase in cash and cash equivalents (1,135.1) 500.2

Cash and cash equivalents at beginning of period 2,491.3 1,040.8

Effect of exchange rate on cash and cash equivalents 4.2 2.2

Cash and cash equivalents at end of period 1,360.3 1,543.2

Cash Flows — Operating Activities

We derive most of our operating cash flows from our casino, hotel room and mall operations. Net cash generated from operating activities for the six months ended June 30, 2012 was US$809.9 million, an increase of US$207.2 million, or 34.4%, as compared to US$602.7 million for the six months ended June 30, 2011. The increase in net cash generated from operating activities was primarily due to the increase in our operating results.

Sands China Ltd.

2. Management Discussion and Analysis

Cash Flows — Investing Activities
Capital expenditures for the six months ended June 30, 2012, totaled US$540.1 million, including US$469.6 million for construction activities at Sands Cotai Central and US$68.3 million for our operations, mainly at the Sands Macao, The Venetian Macao and The Plaza Macao.

Cash Flows — Financing Activities
For the six months ended June 30, 2012, net cash flows used in financing activities were US$1.41 billion, which was primarily attributable to US$1.20 billion in dividend payments, repayment of US$140.3 million on the ferry financing facility, and payments of US$50.7 million for interest and US$23.9 million for finance lease liabilities.

2.3 Capital Expenditures

Capital expenditures were used primarily for new projects and to renovate, upgrade and maintain existing properties. Set forth below is historical information on our capital expenditures, excluding capitalized interest and construction payables:

	Six months ended June 30,	
	2012	2011
	(US$ in millions)	
The Venetian Macao	**35.6**	2.8
Sands Macao	**12.9**	2.1
The Plaza Macao	**19.3**	7.7
Sands Cotai Central	**469.6**	278.8
Ferry and other operations	**0.5**	0.7
Other developments	**2.3**	(0.1)
Total capital expenditures	**540.1**	291.9

Our capital expenditure plans are significant. We intend to fund the development and construction costs to complete phase II of Sands Cotai Central with proceeds from the 2011 VML Credit Facility and, to the extent necessary, cash flows from existing and future operations. We expect to commence construction of phase III at a future date as demand and market conditions warrant it. As at June 30, 2012, we had capitalized costs of US$3.73 billion for the Sands Cotai Central project, including land, and we expect to further invest US$670 million to complete phase II.

These investment plans are preliminary and subject to change based upon the execution of our business plan, the progress of our capital projects, market conditions and the outlook on future business conditions.

10

Interim Report 2012

2. Management Discussion and Analysis

2.4 Capital Commitments

Future commitments for property and equipment that are not recorded in the financial statements herein are as follows:

	June 30, 2012	December 31, 2011
	(US$ in millions)	
Contracted but not provided for	355.4	572.4
Authorized but not contracted for	576.0	760.4
Total capital commitments	931.4	1,332.8

2.5 Dividends

On February 28, 2012, the Company paid an interim dividend of HK$0.58 (equivalent to US$0.075) per share for the year ended December 31, 2011, amounting in aggregate to HK$4.67 billion (equivalent to US$599.8 million), to shareholders of record on February 20, 2012.

On June 1, 2012, the shareholders approved a final dividend of HK$0.58 (equivalent to US$0.075) per share for the year ended December 31, 2011 to shareholders of record on June 11, 2012. This final dividend, amounting in aggregate to HK$4.67 billion (equivalent to US$601.7 million), was paid on June 22, 2012.

The Board does not recommend the payment of an interim dividend for the six months ended June 30, 2012.

As we disclosed in our announcement on February 2, 2012, we anticipate considering declaring an interim and a final dividend each year. It is anticipated that the Board will consider declaring an interim dividend for the year ended December 31, 2012 in the first quarter of 2013.

2.6 Pledge of Fixed Assets

We have pledged a substantial portion of our fixed assets to secure our loan facilities. We have pledged leasehold interests in land; buildings; building, land and leasehold improvements; furniture, fittings and equipment; construction in progress and vehicles with an aggregate net book value of approximately US$6.99 billion as at June 30, 2012 (December 31, 2011: US$6.78 billion).

2.7 Contingent Liabilities and Risk Factors

The Group has contingent liabilities arising in the ordinary course of business. Management has made certain estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on our financial condition, results of operations or cash flows.

The Group had commenced pre-construction on Parcel 3 and had capitalized costs of approximately US$122.8 million including land of US$85.2 million as at June 30, 2012. Under the terms of the land concession for Parcels 1, 2 and 3, the Group was initially required to complete the development of Parcel 3 by August 2011. In 2009, the Group was granted an extension from the Macao Government, which extended the deadline to complete the development of Parcel 3 until April 2013. In July 2012, the Macao Government granted the Group an additional extension, which now requires the development to be completed by April 2016. The Group intends to commence construction after the necessary government approvals are obtained. The land concession for Sands Cotai Central contains a similar requirement that the corresponding development be completed by May 2014. The Group had capitalized costs of approximately US$3.73 billion including land of US$286.1 million, as at June 30, 2012, related to Sands Cotai Central. Should the Group determine that it is unable to complete the developments by their respective deadlines, the Group intends to apply for extensions from

11

2. Management Discussion and Analysis

the Macao Government; however, no assurances can be given that extensions will be granted. If the Group is unable to meet these deadlines and the deadlines are not extended, it could lose its land concessions for Sands Cotai Central or Parcel 3, which would prohibit the Group from operating any facilities developed under the respective land concessions. As a result, the Group could record a charge for all or some portion of its capitalized construction costs including land related to Sands Cotai Central and Parcel 3.

2.8 Capital Risk Management

The Group’s primary objective when managing capital is to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders, by pricing products and services commensurately with the level of risk.

The capital structure of the Group consists of debt, which includes borrowings (including current and non-current borrowings as shown in note 15 to the financial information), cash and cash equivalents, and equity attributable to shareholders, comprising issued share capital and reserves.

The Group actively and regularly reviews and manages its capital structure to maintain the net debt-to-capital ratio (gearing ratio) at an appropriate level based on its assessment of the current risk and circumstances. This ratio is calculated as net debt divided by total capital. Net debt is calculated as interest bearing borrowings, net of deferred financing costs, less cash and cash equivalents and restricted cash and cash equivalents. Total capital is calculated as equity, as shown in the consolidated balance sheet, plus net debt.

June 30, December 31,

2012 2011

(US$ in millions, except percentages)

Interest bearing borrowings, net of deferred financing costs 3,110.7 3,234.6

Less: cash and cash equivalents (1,360.3) (2,491.3)

restricted cash and cash equivalents (3.9) (3.4)

Net debt 1,746.4 739.8

Total equity 4,772.4 5,515.8

Total capital 6,518.8 6,255.6

Gearing ratio 26.8% 11.8%

The increase in the gearing ratio during the six months ended June 30, 2012 was primarily due to payments of US$1.20 billion of dividends.

2.9 Foreign Exchange Risk

The Group’s foreign currency transactions are mainly denominated in US$. The majority of assets and liabilities are denominated in US$, HK$ and MOP. The Group is subject to foreign exchange rate risk arising from future commercial transactions and recognized assets and liabilities that are denominated in a currency other than MOP, which is the functional currency of major operating companies within the Group. The Group currently does not have a foreign currency hedging policy.

2. Management Discussion and Analysis

2.10 Business Review and Prospects

Our business strategy is to continue to successfully execute our Cotai Strip developments and to leverage our integrated resort business model to create Asia’s premier gaming, leisure and convention destination. The Company continues to execute on the strategies outlined in our 2011 Annual Report. These strategies have proven to be successful in the first half of 2012 and we are confident they will continue to be so throughout the rest of the year.

Sands Cotai Central

On April 11, 2012, we opened phase I of Sands Cotai Central, the newest addition to our Cotai Strip development, which features more than 600 rooms and suites under the Conrad hotel brand and more than 1,200 rooms under the Holiday Inn hotel brand.

Phase I of the project also included completion of the structural work of an adjacent hotel tower, located on parcel 6, to be managed by Starwood Asia Pacific Hotels and Resorts Pte Ltd. and Sheraton Overseas Management Co. under the Sheraton brand, a variety of retail offerings, more than 300,000 square feet of meeting space, several food and beverage establishments, along with the 106,000-square-foot casino and VIP gaming areas. Phase IIA, which is scheduled to open on September 20, 2012, includes the opening of the first hotel tower on parcel 6, featuring 1,829 Sheraton-branded hotel rooms and suites, along with additional gaming area and the remaining retail, entertainment, dining and MICE facilities. Phase IIB, which is projected to open in early 2013, consists of the second hotel tower on parcel 6 and will feature 2,067 additional Sheraton-branded hotel rooms and suites. We expect to invest a further US$670 million to complete phase II.

Phase III of the project is expected to include a fourth luxury St. Regis-branded hotel and mixed-use tower. The total cost to complete phase III is expected to be approximately US$450 million. We intend to commence construction of phase III of the project as demand and market conditions warrant it.

Parcel 3

Our next phase of expansion after opening Sands Cotai Central is the integrated resort to be developed on Parcel

3. By a letter dated July 13, 2012, the Macao Government informed us that, by a decision of the Secretary for Transport and Public Works, our application to extend the Parcel 3 development deadline was approved up to April 17, 2016. We intend to commence construction on Parcel 3 after the designs for this integrated resort have been finalized and approved and all necessary government construction approvals, permits and licenses have been obtained. Parcel 3 is expected to contain an integrated resort that will be connected to The Plaza Macao and The Venetian Macao and contain hotel rooms, gaming areas, MICE facilities and other integrated resort amenities.

Parcels 7 and 8

On May 30, 2012, we withdrew the judicial appeal filed with the Court of Second Instance in Macao in relation to the December 2, 2010 decision of the Macao Government not to approve our application for a land concession for Parcels 7 and 8. The appeal was withdrawn in accordance with articles 84(d) and 86 of Macao’s Administrative Litigation Procedure Code.

3. Corporate Governance

3.1 Human Resources

As of June 30, 2012, our team member profile was as follows:

Number of full-time team members: 22,676

Average age: 37

Average years of service: 3.26

Gender ratio: Male 48%

Female 52%

Number of nationalities

in management team: 37

Total number of nationalities: 55

Save as disclosed in this 2012 Interim Report, there have been no material changes to the information disclosed in the 2011 Annual Report in respect of the remuneration of the employees, remuneration policies, bonus and share option schemes and staff development.

3.2 Environment

We recognize the impact our business has on the environment and we continue to strive to achieve the goals we have set ourselves in the areas of resource conservation and reducing our environmental foot print. We encourage and are grateful to those Shareholders who have elected to receive our annual and interim reports via electronic means, thereby reducing the need to print hard copies of our reports. Should you wish to start receiving an electronic copy of our annual and interim reports, please refer to page 57 of this report for more information.

To minimize the impact on our environment, this 2012 Interim Report is printed on recycled paper using soy ink.

3.3 Corporate Governance Practices

Our Company is relatively young as a listed company. Nonetheless, we recognize the importance of good corporate governance for many reasons. The Board has a key role to play in setting strategy and overseeing the Company’s financial and operational performance: an effective governance framework enables the Board to exercise direction and oversight. We also want to give our investors confidence that we are exercising our stewardship responsibilities with due skill and care, and that we have adopted and applied the principles of good governance. We believe that communicating how we achieve this openly and transparently is the best way of achieving this. Please refer to the Corporate Governance Report in our 2011 Annual Report for more information about how we achieve our corporate governance objectives.

In late 2011, the Listing Rules related to the Corporate Governance Code contained in Appendix 14 of the Listing Rules (the “Code”) were revised. The Board fully supports the changes that were introduced. Many of the changes that were introduced as Code amendments reflect practices that the Company already follows. Where they did not, we have made or planned changes. Corporate governance principles, however, need to be applied in a way that is fit-for-purpose for each organization so we have done this in a way that supports the performance of our business and enables effective oversight, whilst reflecting our specific circumstances.

During the period from January 1, 2012 to March 31, 2012, the Company fully complied with all the code provisions and certain recommended best practices set out in the former Code.

Except as disclosed below, the Company fully complied with all the code provisions and certain recommended best practices set out in the revised Code for the period from April 1, 2012 to June 30, 2012.

3.4 Code Provisions

Code Provision A.6.7

Under code provision A.6.7 of the revised Code, the Independent Non-Executive Directors and Non-Executive Directors should attend general meetings of the Company. Mr. David Muir Turnbull (Independent Non-Executive Director) and Mr. Lau Wong William (Non-Executive Director) attended the annual general meeting held on June 1, 2012. The remaining Independent Non-Executive Directors and Non-Executive Directors were absent from that annual general meeting due to business commitments.

Interim Report 2012

3. Corporate Governance

Code Provision E.1.2

Under code provision E.1.2 of the revised Code, the Chairman of the Board should attend the annual general meeting. The Chairman of the Board was absent from the annual general meeting held on June 1, 2012 due to business commitments.

3.5 Model Code for Securities Transactions

As reported in our 2011 Annual Report, the Company has devised its own securities trading code for securities transactions (the "Company Code") by the Directors and relevant employees who are likely to be in possession of unpublished price-sensitive information of the Company on terms no less exacting than the Model Code for Securities Transactions by Directors of Listed Issuers as set out in Appendix 10 of the Listing Rules (the "Model Code"). Following specific enquiry by the Company, all Directors have confirmed that they have complied with the required standard set out in the Company Code and, therefore, with the Model Code during the six months ended June 30, 2012.

3.6 Board and Board Committees Composition

There were no changes to the composition of the Board during the first half of 2012.

As at June 30, 2012, the composition of the Board was as follows:

	Title	Note
Executive Directors		
Edward Matthew Tracy	President and Chief Executive Officer	Appointed July 27, 2011
Toh Hup Hock	Chief Financial Officer and Executive Vice President	Appointed June 30, 2010
Non-Executive Directors		
Sheldon Gary Adelson	Chairman of the Board	Appointed August 18, 2009
Michael Alan Leven		Redesignated July 27, 2011
Jeffrey Howard Schwartz		Appointed October 14, 2009
Irwin Abe Siegel		Appointed October 14, 2009
Lau Wong William		Appointed July 27, 2011
Independent Non-Executive Directors		
Iain Ferguson Bruce		Appointed October 14, 2009
Chiang Yun		Appointed October 14, 2009
David Muir Turnbull		Appointed October 14, 2009
Alternate Director		
David Alec Andrew Fleming	General Counsel, Company Secretary and alternate director to Michael Alan Leven	Appointed March 1, 2011

15

Sands China Ltd.

3. Corporate Governance

The composition of the Board Committees as at June 30, 2012 was as follows:

Director	Audit Committee	Remuneration Committee	Nomination Committee	Sands China Capital Expenditure Committee
Sheldon Gary Adelson	—	—	Chairman[1]	—
Edward Matthew Tracy	—	—	—	Member[2]
Michael Alan Leven	—	—	—	Chairman[3]
Jeffrey Howard Schwartz	—	Member[4]	—	Member[3]
Irwin Abe Siegel	Member[4]	—	—	—
Iain Ferguson Bruce	Chairman[4]	Member[4]	Member[1]	Member[3]
Chiang Yun	Member[4]	—	—	—
David Muir Turnbull	—	Chairman[4]	Member[1]	—

(1) Appointed by a resolution of the Board on March 2, 2012
(2) Appointed by a resolution of the Board on July 27, 2011
(3) Appointed by a resolution of the Board on March 1, 2011
(4) Appointed by a resolution of the Board on October 14, 2009

3.7 Disclosure of Director's Information pursuant to Rule 13.51B(1) of the Listing Rules

On May 10, 2012, the service contract of Mr. Edward Matthew Tracy was renewed so that his term as President and Chief Executive Officer of the Company will expire on August 26, 2013 (unless renewed). Pursuant to the renewal, Mr. Tracy's previous service contract (as described in the Company's announcement dated July 27, 2011) remains in effect except that:

(A) Mr. Tracy will receive a salary of US$1,200,000 per annum plus a discretionary incentive opportunity as follows:

(i) 75% of his annual base salary for 2011; and

(ii) 85% of his annual base salary for 2012 and 2013, increasing to 100% for 2013 if his service contract is renewed in 2013; and

(B) in the event that the Company terminates Mr. Tracy's service contract without cause or the service contract is terminated by reason of Mr. Tracy's death or disability, all stock options previously granted and to be granted to Mr. Tracy will vest on the date of such termination.

As at June 30, 2012, Mr. Tracy is appointed as director of some of our subsidiaries.

3.8 Audit Committee Review

The Audit Committee has reviewed the accounting policies adopted by the Group and the unaudited condensed consolidated interim financial information for the six months ended June 30, 2012. All of the Audit Committee members are Non-Executive Directors, with the Chairman and Mr. Siegel possessing the appropriate professional qualifications and accounting and related financial management expertise. No member of the Audit Committee is a former partner of the Company's existing external auditors.

16

Interim Report 2012

3. Corporate Governance

3.9 Disclosure of Interests

Interests of Directors and Chief Executives

The interests of each of the Directors and Chief Executives in the shares, underlying shares and debentures of the Company and any of the Company's associated corporations (within the meaning of Part XV of the SFO) as at June 30, 2012, as recorded in the register required to be kept under Section 352 of Part XV of the SFO or as otherwise notified to the Company and the Stock Exchange pursuant to the Model Code, are set out in the table and explanatory notes below:

Name of Director	Company	Nature of Interest	Number of Ordinary Shares	Approximate percentage of shareholding interest
Sheldon Gary Adelson	Company	Interest in a controlled corporation	5,657,814,885(L)	70.3%
Toh Hup Hock	Company	Beneficial owner	1,078,000(L) (5)	0.01%
David Alec Andrew Fleming (alternate director to Michael Alan Leven)	Company	Beneficial owner	1,040,400(L) (7)	0.01%
Edward Matthew Tracy	Company	Beneficial owner	1,485,000(L) (8)	0.02%

Name of Director	Associated Corporation	Nature of Interest	Number of Securities	Approximate percentage of shareholding interest
Sheldon Gary Adelson	LVS	Beneficial owner	104,220,127(L) (1)	12.66%
		Family Interest	317,349,521(L) (2)	38.56%
Jeffrey Howard Schwartz	LVS	Beneficial owner	118,490(L) (3)	0.01%
Irwin Abe Siegel	LVS	Beneficial owner	42,443(L) (4)	0.01%
Toh Hup Hock	LVS	Beneficial owner	60,000(L) (5)	0.01%
Michael Alan Leven	LVS	Beneficial owner	2,163,612(L) (6)	0.26%
Edward Matthew Tracy	LVS	Beneficial owner	78(L)(8)	0.00%

The letter "L" denotes the person's long position in such securities.

17

3. Corporate Governance

(1) This amount includes (a) 42,227,770 shares of LVS’s common stock (see note 9), (b) 61,160 unvested shares of LVS’s restricted stock, (c) 328,407 unvested options to purchase 328,407 shares in LVS’s common stock, and (d) 61,602,790 shares of LVS’s common stock held by various trusts for the benefit of Mr. Adelson and his family members over which Mr. Adelson, as trustee, retains sole dispositive control. Mr. Adelson and his wife together are entitled to control the exercise of one-third or more of the voting power at stockholders’ meetings of LVS. LVS’s interests in our Company are set out below.

(2) This amount includes (a) 90,772,522 shares of LVS’s common stock held by Dr. Miriam Adelson, (b) 186,656,812 shares of LVS’s common stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, retains sole voting control, (c) 27,116,993 shares of LVS’s common stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, retains sole dispositive control, (d) 236,484 shares of LVS’s common stock held by trusts or custodial accounts for the benefit of Dr.

Adelson’s family members over which Dr. Adelson, as trustee or in another fiduciary capacity, retains sole voting and dispositive control, and (e) 12,566,710 shares of LVS’s common stock held by Adfam Investment Company LLC over which Dr. Adelson, as co-manager, shares voting and dispositive control with Mr. Adelson.

(3) This amount includes (a) 9,205 shares of LVS’s common stock (see note 9), (b) 1,641 unvested shares of LVS’s restricted stock, and (c) 107,644 options to purchase 107,644 shares in LVS’s common stock, of which 62,086 options are vested and exercisable.

(4) This amount includes (a) 13,202 shares of LVS’s common stock (see note 9), (b) 1,641 unvested shares of LVS’s restricted stock, and (c) 27,600 options to purchase 27,600 shares of LVS’s common stock, of which 13,100 options are vested and exercisable.

(5) This amount includes (a) 78,000 shares of the Company, (b) 1,000,000 options to purchase 1,000,000 shares of the Company, of which 500,000 options are vested and exercisable, and (c) 60,000 options to purchase 60,000 shares of LVS’s common stock, of which 50,000 options are vested and exercisable.

(6) This amount includes (a) 3,612 shares of LVS’s common stock (see note 9), (b) 350,000 unvested shares of LVS’s restricted stock, (c) 300,000 unvested LVS’s restricted stock units, and (d) 1,510,000 options to purchase 1,510,000 shares of LVS’s common stock, of which 1,508,000 options are vested and exercisable.

(7) This amount includes (a) 400 shares of the Company, and (b) 1,040,000 options to purchase 1,040,000 shares of the Company, of which 227,500 options are vested and exercisable.

(8) This amount includes (a) 1,485,000 options to purchase 1,485,000 shares of the Company, of which 150,000 options are vested and exercisable, and (b) 78 shares of LVS’s common stock.

(9) In the previous annual and interim reports, the Company has disclosed LVS’s common stock and vested restricted stock separately. From this interim report, the total number of LVS’s common stock will include the number of vested LVS’s restricted stock and LVS’s common stock.

None of the Directors or the Chief Executives had short positions in respect of shares, underlying shares and debentures of the Company and its associated corporations (within the meaning of Part XV of the SFO) as at June 30, 2012.

Save as disclosed above, so far as was known to any Director, as at June 30, 2012, none of the Directors or the Chief Executives of the Company had, pursuant to Divisions 7 and 8 of Part XV of the SFO, nor were they taken or deemed to have under such provisions of the SFO, any interest or short position in any shares or underlying shares or interest in debentures of the Company or any of its associated corporations (within the meaning of Part XV of the SFO) that were required to be notified to the Company and the Stock Exchange, or any interests which were required, pursuant to Section 352 of the SFO, to be entered into the register referred to therein, or any interests which were required, pursuant to the Model Code, to be notified to the Company and the Stock Exchange.

As at June 30, 2012, save as disclosed above, none of the Directors nor the Chief Executives of the Company (including their spouses and children under 18 years of age) had any interest in, or had been granted, or exercised, any rights to subscribe for Shares (or warrants or debentures, if applicable) of the Company and its associated corporations within the meaning of the SFO.

Interim Report 2012

3. Corporate Governance

Interests of Substantial Shareholders

The interests of Substantial Shareholders in the shares and underlying shares of the Company as at June 30, 2012, as recorded in the register required to be kept under Section 336 of Part XV of the SFO or as the Company is aware, are set out in the table below:

The Company had been notified of the following Substantial Shareholders' interests in the shares as at June 30, 2012:

Name of Substantial Shareholder	Capacity/Nature of Interest	Number of shares interested	% of issued share capital
Sheldon Gary Adelson	Interested in a controlled corporation	5,657,814,885(L)	70.3%
Las Vegas Sands Corp.	Interested in a controlled corporation	5,657,814,885(L)	70.3%
Las Vegas Sands, LLC	Interested in a controlled corporation	5,657,814,885(L)	70.3%
Venetian Casino Resort, LLC	Interested in a controlled corporation	5,657,814,885(L)	70.3%
LVS (Nevada) International Holdings, Inc.	Interested in a controlled corporation	5,657,814,885(L)	70.3%
LVS Dutch Finance CV	Interested in a controlled corporation	5,657,814,885(L)	70.3%
LVS Dutch Holding BV	Interested in a controlled corporation	5,657,814,885(L)	70.3%
Sands IP Asset Management BV	Interested in a controlled corporation	5,657,814,885(L)	70.3%
Venetian Venture Development Intermediate II	Beneficial owner	5,657,814,885(L)	70.3%

The letter "L" denotes the person's long position in such securities.

As at June 30, 2012, the Company had not been notified of any short positions being held by any substantial shareholder in the shares or underlying shares of the Company.

Interests of Any Other Persons

Save as disclosed above, as at June 30, 2012, the Company had not been notified of any persons who had interests or short positions in the shares or underlying shares of the Company, as recorded in the register required to be kept under Section 336 of Part XV of the SFO.

3.10 Share Option Scheme

On November 8, 2009, our Company adopted a share option scheme (the "Share Option Scheme") for the purpose of attracting able persons to enter and remain in the employment of our Group. The Share Option Scheme also provides a means whereby employees, Directors and consultants of our Group can acquire and maintain share ownership, thereby strengthening their commitment to the welfare of our Group and promoting an identity of interest between Shareholders and these persons.

As at June 30, 2012, 40,657,491 options to purchase shares in the Company had been granted under the Share Option Scheme of which 3,325,450 options had been exercised and 12,231,650 options had lapsed.

19

Sands China Ltd.

3. Corporate Governance

Details of the grant of share options and a summary of movements of the outstanding share options during the period under the Share Option Scheme were as follows:

Options to Subscribe for Ordinary Shares Granted under the Company's Share Option Scheme

Directors & eligible employees	Date granted	Options granted	Exercise price per share HK$	Closing price of shares immediately before the date of grant HK$	Exercise period	Options outstanding as at January 1, 2012	Options granted during the period	Options vested during the period	Options lapsed during the period	Options exercised during the period	Options outstanding as at June 30, 2012	Weighted average closing price of shares immediately before the dates on which options were exercised HK$
Edward Matthew Tracy	26/8/2010	800,000	12.28	11.90	26/8/2011–25/8/2020	700,000	—	—	—	—	700,000	—
	21/10/2010	200,000	15.38	14.72	21/10/2011–20/10/2020	200,000	—	—	—	—	200,000	—
	1/9/2011	325,000	24.05	24.20	1/9/2012–31/8/2021	325,000	—	—	—	—	325,000	—
	11/5/2012	260,000	29.29	28.45	11/5/2013–10/5/2022	—	260,000	—	—	—	260,000	—
Toh Hup Hock	31/3/2010	1,000,000	12.40	12.10	31/3/2011–30/3/2020	1,000,000	—	250,000	—	—	1,000,000	—
David Alec Andrew Fleming	1/11/2010	910,000	17.10	16.84	1/11/2011–31/10/2020	910,000	—	—	—	—	910,000	—
	1/9/2011	130,000	24.05	24.20	1/9/2012–31/8/2021	130,000	—	—	—	—	130,000	—
Other eligible employees	31/3/2010	16,876,100	12.40	12.10	31/3/2011–30/3/2020	9,701,925	—	2,606,775	698,800	1,387,825	7,615,300	28.34
	11/5/2010	2,500,000	11.83	11.30	1/1/2011–10/5/2020	—	—	—	—	—	—	—
	6/7/2010	330,000	11.47	11.08	6/7/2011–5/7/2020	165,000	—	—	—	—	165,000	—
	26/8/2010	750,000	12.28	11.90	26/8/2011–25/8/2020	750,000	—	—	—	—	750,000	—
	30/9/2010	2,672,500	14.00	14.32	30/9/2011–29/9/2020	1,168,950	—	—	157,950	92,525	918,475	29.28
	21/10/2010	150,000	15.38	14.72	21/10/2011–20/10/2020	150,000	—	—	—	—	150,000	—
	17/1/2011	2,746,300	19.34	19.14	17/1/2012–16/1/2021	2,089,800	—	522,450	243,750	336,425	1,509,625	28.80
	11/5/2011	2,530,591	22.50	21.40	11/5/2012–10/5/2021	2,270,591	—	567,647	190,125	90,475	1,989,991	25.38
	30/8/2011	1,584,400	23.25	22.80	30/8/2012–29/8/2021	1,584,400	—	—	—	—	1,584,400	—
	24/11/2011	2,671,000	21.00	20.95	24/11/2012–23/11/2021	2,671,000	—	—	—	—	2,671,000	—
	5/3/2012	1,434,500	29.00	29.25	5/3/2013–4/3/2022	—	1,434,500	—	—	—	1,434,500	—
	5/3/2012	1,000,000	29.00	29.25	1/8/2014–4/3/2022	—	1,000,000	—	—	—	1,000,000	—
	14/5/2012	1,787,100	28.91	28.90	14/5/2013–13/5/2022	—	1,787,100	—	—	—	1,787,100	—

Notes:

1. The exercise price of the share options is determined upon the offer of grant of the options and which should not be less than the higher of (a) the average closing price per share of the Company for the five business days immediately preceding the date of offer of such options; (b) the closing price per share of the Company on the date of offer of such options, which must be a business day; and (c) the nominal value per share of the Company.

2. Save as disclosed in Note 3 below, the proportion of underlying shares in respect of which the above share options will vest is as follows:

Date	Proportion of underlying shares in respect of which the above share options will vest is as follows:
Before the first anniversary of the date of grant of the option (the "Offer Anniversary")	None
From the first Offer Anniversary to the date immediately before the second Offer Anniversary	One-quarter
From the second Offer Anniversary to the date immediately before the third Offer Anniversary	Two-quarters
From the third Offer Anniversary to the date immediately before the forth Offer Anniversary	Three-quarters
From the forth Offer Anniversary to the date immediately before the fifth Offer Anniversary	All

20

3. Corporate Governance

3. 100% of the 1,000,000 share options granted on March 5, 2012 will vest on August 1, 2014. If the employment of the Grantee is terminated for any reasons other than cause, the share options shall be vested pro-rata for each completed year of employment.

Save as disclosed herein, no options were granted under the Share Option Scheme or any share option scheme of the Group as at June 30, 2012 and no options were cancelled during the period. When the options are forfeited after the vesting date or are still not exercised at the expiry date, the amount previously recognized in share-based compensation reserve will be transferred to retained earnings.

The Company estimates the fair value of options granted using the Black-Scholes option-pricing model. The weighted average fair value of options granted during the six months ended June 30, 2012, measured as at the date of grant, was approximately US$1.63.

Significant estimates and assumptions are required to be made in determining the parameters for applying the Black-Scholes option-pricing model, including estimates and assumptions regarding the risk-free rate of return, expected dividend yield and volatility of the underlying shares and the expected life of the options. These estimates and assumptions could have a material effect on the determination of the fair value of the share options and the amount of such equity awards expected to vest, which may in turn significantly impact the determination of the share-based compensation expense. The following assumptions were used to derive the fair values:

Weighted average volatility 70.3%

Expected term (in years) 6.2

Risk-free rate 0.6%

Expected dividends 4.1%

3.11 Purchase, Sale or Redemption of the Company’s Listed Shares

There was no purchase, sale or redemption of the Company’s listed shares by the Company or any of its subsidiaries during the six months ended June 30, 2012.

4. Interim Financial Information

4.1 Report on Review of Interim Financial Information

To the Board of Directors of Sands China Ltd.

(incorporated in the Cayman Islands with limited liability)

Introduction

We have reviewed the interim financial information set out on pages 23 to 55 which comprises the interim consolidated balance sheet of Sands China Ltd. (the “Company”) and its subsidiaries (together, the “Group”) as at June 30, 2012 and the related interim condensed consolidated statements of income, comprehensive income, changes in equity and cash flows for the six-month period then ended, and a summary of significant accounting policies and other explanatory notes. The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited require the preparation of a report on interim financial information to be in compliance with the relevant provisions thereof and International Accounting Standard 34 “Interim Financial Reporting”. The directors of the Company are responsible for the preparation and presentation of this interim financial information in accordance with International Accounting Standard 34 “Interim Financial Reporting”. Our responsibility is to express a conclusion on this interim financial information based on our review and to report our conclusion solely to you, as a body, in accordance with our agreed terms of engagement and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report.

Scope of review

We conducted our review in accordance with International Standard on Review Engagements 2410, “Review of Interim Financial Information Performed by the Independent Auditor of the Entity”. A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion

Based on our review, nothing has come to our attention that causes us to believe that the interim financial information is not prepared, in all material respects, in accordance with International Accounting Standard 34 “Interim Financial Reporting”.

PricewaterhouseCoopers

Certified Public Accountants

Hong Kong, August 27, 2012

PricewaterhouseCoopers, 22/F Prince’s Building, Central, Hong Kong

T: +852 2289 8888, F: +852 2810 9888, www.pwchk.com

4.2 Condensed Consolidated Interim Financial Information

Consolidated Income Statement

Six months ended June 30,

2012 2011

US$’000, except per share data

Note(Unaudited)

Net revenues 5 2,920,532 2,360,840

Gaming tax(1,304,631)(1,014,180)

Inventories consumed(29,851)(21,950)

Employee benefit expenses(358,878)(248,162)

Depreciation and amortization(150,981)(141,212)

Gaming promoter/agency commissions(162,697)(125,068)

Other expenses 6(455,212)(240,440)

Operating profit 458,282 569,828

Interest income 9,312 1,914

Interest expense, net of amounts capitalized 7(25,169)(31,059)

Loss on early retirement of debt 15(1,752) —

Profit before income tax 440,673 540,683

Income tax expense 8(884)(1,142)

Profit for the period attributable to equity holders

of the Company 439,789 539,541

Earnings per share for profit attributable to equity holders of the Company

— Basic 9 US5.46 cents US6.70 cents

— Diluted 9 US5.46 cents US6.70 cents

The notes on pages 29 to 55 form an integral part of this condensed consolidated interim financial information.

4.2 Condensed Consolidated Interim Financial Information Consolidated Statement of Comprehensive Income

Six months ended June 30,

2012 2011

US$’000

(Unaudited)

Profit for the period attributable to equity holders of the Company 439,789 539,541

Other comprehensive income/(loss), net of tax:

Currency translation differences 7,959(112)

Total comprehensive income for the period attributable to

equity holders of the Company 447,748 539,429

The notes on pages 29 to 55 form an integral part of this condensed consolidated interim financial information.

4.2 Condensed Consolidated Interim Financial Information

Consolidated Balance Sheet

June 30, December 31,

2012 2011

US$’000

Note(Unaudited)(Audited)

ASSETS

Non-current assets

Investment properties, net 770,958 747,126

Property and equipment, net 11 6,535,596 6,249,686

Intangible assets, net 15,130 31,824

Deferred income tax assets 61 30

Financial assets at fair value through profit or loss 1 64

Other assets, net 31,590 27,039

Trade and other receivables and prepayments, net 11,148 9,297

Total non-current assets 7,364,484 7,065,066

Current assets

Inventories 13,971 10,489

Trade and other receivables and prepayments, net 12 696,921 557,398

Restricted cash and cash equivalents 3,906 3,448

Cash and cash equivalents 1,360,340 2,491,284

Total current assets 2,075,138 3,062,619

Total assets 9,439,622 10,127,685

The notes on pages 29 to 55 form an integral part of this condensed consolidated interim financial information.

4.2 Condensed Consolidated Interim Financial Information Consolidated Balance Sheet

June 30, December 31,

2012 2011

US$’000

Note(Unaudited)(Audited)

EQUITY

Capital and reserves attributable to equity holders

of the Company

Share capital 13 80,512 80,493

Reserves 4,691,897 5,435,279

Total equity 4,772,409 5,515,772

LIABILITIES

Non-current liabilities

Trade and other payables 14 28,440 20,670

Borrowings 15 3,221,532 3,328,843

Total non-current liabilities 3,249,972 3,349,513

Current liabilities

Trade and other payables 14 1,368,130 1,179,875

Current income tax liabilities 1,266 2,153

Borrowings 15 47,845 80,372

Total current liabilities 1,417,241 1,262,400

Total liabilities 4,667,213 4,611,913

Total equity and liabilities 9,439,622 10,127,685

Net current assets 657,897 1,800,219

Total assets less current liabilities 8,022,381 8,865,285

Approved by the Board of Directors on August 27, 2012 and signed on behalf of the Board by

Edward Matthew Tracy

Toh Hup Hock

Director

Director

The notes on pages 29 to 55 form an integral part of this condensed consolidated interim financial information.

Interim Report 2012

4.2 Condensed Consolidated Interim Financial Information
Consolidated Statement of Changes in Equity

US$'000 (Unaudited)

	Share capital	Capital reserve	Share premium	Statutory reserve	Share-based compensation reserves	Currency translation reserve	Retained earnings	Total
For the six months ended June 30, 2011								
Balance at January 1, 2011	80,479	87,435	2,127,537	6,315	37,399	(10,586)	2,033,788	4,362,367
Total comprehensive income	—	—	—	—	—	(112)	539,541	539,429
Exercise of share options	8	—	1,292	—	—	—	—	1,300
Transfer to share premium upon exercise of share options	—	—	856	—	(856)	—	—	—
Share-based compensation of the Company	—	—	—	—	3,588	—	—	3,588
Share-based compensation charged by LVS	—	—	—	—	2,686	—	—	2,686
Balance at June 30, 2011	80,487	87,435	2,129,685	6,315	42,817	(10,698)	2,573,329	4,909,370
For the six months ended June 30, 2012								
Balance at January 1, 2012	80,493	87,435	2,131,283	6,315	45,652	(2,244)	3,166,838	5,515,772
Total comprehensive income	—	—	—	—	—	7,959	439,789	447,748
Transfer to statutory reserve	—	—	—	1	—	—	(1)	—
Exercise of share options	19	—	3,400	—	—	—	—	3,419
Transfer to share premium upon exercise of share options	—	—	2,195	—	(2,195)	—	—	—
Share-based compensation of the Company	—	—	—	—	5,062	—	—	5,062
Share-based compensation charged by LVS	—	—	—	—	1,896	—	—	1,896
Dividends to equity holders of the Company (Note 10)	—	—	—	—	—	—	(1,201,488)	(1,201,488)
Balance at June 30, 2012	80,512	87,435	2,136,878	6,316	50,415	5,715	2,405,138	4,772,409

The notes on pages 29 to 55 form an integral part of this condensed consolidated interim financial information.

27

4.2 Condensed Consolidated Interim Financial Information Condensed Consolidated Statement of Cash Flows

Six months ended June 30,

2012 2011

US$’000

(Unaudited)

Net cash generated from operating activities 809,893 602,720

Cash flows from investing activities

(Increase)/decrease in restricted cash and cash equivalents(453) 343,889

Purchases of property and equipment and investment properties(530,648)(291,554)

Purchases of intangible assets(9,490)(345)

Proceeds from disposal of property and equipment 449 4,302

Interest received 9,081 1,914

Net cash (used in)/generated from investing activities(531,061) 58,206

Cash flows from financing activities

Proceeds from exercise of share options 3,419 1,300

Repayments of borrowings(140,336)(42,508)

Dividend paid(1,201,488) —

Repayments of finance lease liabilities(23,870)(23,032)

Payments for deferred financing costs(962)(59)

Interest paid(50,720)(96,404)

Net cash used in financing activities(1,413,957)(160,703)

Net (decrease)/increase in cash and cash equivalents(1,135,125) 500,223

Cash and cash equivalents at beginning of period 2,491,284 1,040,761

Effect of exchange rate on cash and cash equivalents 4,181 2,201

Cash and cash equivalents at end of period 1,360,340 1,543,185

Cash and cash equivalents comprised:

Cash at bank and on hand 530,286 1,273,165

Short-term bank deposits 830,054 270,020

1,360,340 1,543,185

The notes on pages 29 to 55 form an integral part of this condensed consolidated interim financial information.

4.3 Notes to the Condensed Consolidated Interim Financial Information

1. General information

Principal activities

Sands China Ltd. (the “Company”) and its subsidiaries (collectively the “Group”) are principally engaged in the operation of casino games of chance or games of other forms and the development and operation of integrated resorts and other ancillary services in the Macao Special Administrative Region of the People’s Republic of China (“Macao”). The Group’s immediate holding company is Venetian Venture Development Intermediate II (“VVDI (II)”). Las Vegas Sands Corp. (“LVS”) is the Group’s ultimate holding company.

The Company was incorporated in the Cayman Islands on July 15, 2009 as an exempted company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands. The address of the Company’s registered office is Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands. The Company’s principal place of business in Hong Kong registered under Part XI of the Hong Kong Companies Ordinance is Level 28, Three Pacific Place, 1 Queen’s Road East, Hong Kong.

The Group owns and operates The Venetian Macao Resort Hotel (“The Venetian Macao”), which anchors the Cotai Strip, the Group’s master-planned development of integrated resort properties in Macao. In August 2008, the Group opened The Plaza Macao, which is located adjacent and connected to The Venetian Macao. The Plaza Macao is an integrated resort that includes the Four Seasons Hotel Macao, the Plaza Casino, the Shoppes at Four Seasons and Paiza Mansions (which opened in July 2009). The Plaza Macao will also feature an apart-hotel tower consisting of Four Seasons-serviced and -branded luxury apartment-hotel units and common areas. The Group also owns and operates the Sands Macao, the first Las Vegas-style casino in Macao, situated on the Macao peninsula near the New Macau Maritime Ferry Terminal. In April 2012, the Group opened the first phase of the Sands Cotai Central integrated resort, which is part of the Cotai Strip development. The Group’s other ancillary services include ferry operations and other related operations.

The Company’s shares were listed on the Main Board of the Stock Exchange of Hong Kong Limited on November 30, 2009.

The unaudited condensed consolidated interim financial information (the “Interim Financial Information”) is presented in United States dollars (“US$”), unless otherwise stated. The Interim Financial Information was approved and authorized for issue by the Board of Directors of the Company on August 27, 2012.

This Interim Financial Information has not been audited.

4.3 Notes to the Condensed Consolidated Interim Financial Information

1. General information (continued)

Key events

The first phase of Sands Cotai Central opened on April 11, 2012. Segment results of Sands Cotai Central are given in Note 4.

In May 2012, the Group repaid the US$131.6 million outstanding balance under the ferry financing facility. Further details are given in Note 15.

During the six months ended June 30, 2012, the Group recorded an impairment loss of US$100.7 million on Parcels 7 and 8 and US$42.9 million on the closure of the ZAiA show at The Venetian Macao. Further information is given in Note 6.

Under the terms of the land concession for Parcels 1, 2 and 3, the Group was initially required to complete the development of Parcel 3 by August 2011. In 2009, the Group was granted an extension from the Macao Government, which extended the deadline to complete the development of Parcel 3 until April 2013. In July 2012, the Macao Government granted the Group an additional extension, which now requires the development to be completed by April 2016. The Group intends to commence construction after the necessary government approvals are obtained. Further details are given in Note 16.

2. Basis of preparation

The Interim Financial Information for the six months ended June 30, 2012 has been prepared in accordance with the International Accounting Standard (“IAS”) 34 ‘Interim Financial Reporting’ issued by the International Accounting Standard Board (“IASB”) and the applicable disclosure requirements of Appendix 16 to the Listing Rules. It should be read in conjunction with the Group’s annual financial statements for the year ended December 31, 2011, which were prepared in accordance with International Financial Reporting Standards (“IFRS”).

4.3 Notes to the Condensed Consolidated Interim Financial Information

3. Significant accounting policies

Except as described below, the accounting policies adopted in the preparation of the Interim Financial Information for the six months ended June 30, 2012 are consistent with those adopted and as described in the Group’s annual financial statements for the year ended December 31, 2011.

During the period, there have been a number of new or revised standards, amendments to standards and interpretations that have come to effect, for which the Group has adopted such at their respective effective dates. The adoption of these new standards, amendments to standards and interpretations had no material impact on the results of operations and financial position of the Group.

The Group has not early adopted the following new or revised standards, amendments and interpretations that have been issued but are not yet effective for the period:

Effective for annual periods

beginning on or after

IFRSs (Amendments) Improvements to IFRSs 2009–2011 Cycle January 1, 2013

IAS 1 (Amendment) Presentation of Financial Statements July 1, 2012

IAS 19 (Amendment) Employee Benefits January 1, 2013

IAS 27 (Revised 2011) Separate Financial Statements January 1, 2013

IAS 28 (Revised 2011) Investments in Associates and Joint Ventures January 1, 2013

IAS 32 (Amendment) Amendments to IAS 32 Financial Instruments: January 1, 2014

Presentation — Offsetting Financial Assets and

Financial Liabilities

IFRS 7 (Amendment) Financial Instruments: Disclosure — Offsetting January 1, 2013

Financial Assets and Financial Liabilities

IFRS 9 Financial Instruments January 1, 2015

IFRS 7 and IFRS 9 Mandatory Effective Date and Transition Disclosures January 1, 2015

(Amendments)

IFRS 10 Consolidated Financial Statements January 1, 2013

IFRS 11 Joint Arrangements January 1, 2013

IFRS 12 Disclosure of Interests in Other Entities January 1, 2013

IFRS 13 Fair Value Measurements January 1, 2013

IFRIC – Int 20 Stripping Costs in the Production Phase of a January 1, 2013

Surface Mine

The Group has already commenced the assessment of the impact of the above new and revised standards, amendments and interpretations to the Group and is not yet in a position to state whether these would have a significant impact on the results of operations and financial position of the Group.

The preparation of Interim Financial Information requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. In preparing this Interim Financial Information, the significant judgments made by management in the process of applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those that were applied to the consolidated financial statements for the year ended December 31, 2011.

Sands China Ltd.

4.3 Notes to the Condensed Consolidated Interim Financial Information

3. Significant accounting policies (continued)

The Group's activities expose it to a variety of financial risks: market risk, credit risk and liquidity risk. The Interim Financial Information does not include all financial risk management information and disclosures required in the annual financial statements, and should be read in conjunction with the Group's annual financial statements for the year ended December 31, 2011. There have been no changes in any risk management policies since year-end 2011.

During the six months ended June 30, 2012, there were no transfers between levels of the fair value hierarchy used in measuring the fair value of financial instruments.

4. Segment information

Management has determined the operating segments based on the reports reviewed by a group of senior management to make strategic decisions. The Group considers the business from a property and service perspective.

The Group's principal operating and developmental activities occur in Macao, which is the sole geographic area that the Group domiciles. The Group reviews the results of operations for each of its operating segments, which are also the reportable segments: The Venetian Macao, Sands Macao, The Plaza Macao, Sands Cotai Central and ferry and other operations. The Group also reviews construction and development activities for each of its primary projects under development, some of which have been suspended, in addition to its reportable segments noted above. The Group's primary projects under development are Sands Cotai Central (phases II and III) and Cotai Strip Parcel 3.

Revenue comprises turnover from sale of goods and services in the ordinary course of the Group's activities. The Venetian Macao, Sands Macao, The Plaza Macao, Sands Cotai Central and other developments, once in operation will, derive their revenue primarily from casino, hotel, mall, food and beverage, convention, retail and other sources. Ferry and other operations mainly derive their revenue from the sale of ferry tickets for transportation between Hong Kong and Macao.

Following a change in reportable segments of "Other developments" to "Sands Cotai Central" and "Other developments" by senior management at the year end of 2011, the Group has restated the previously reported segment information for the six months ended June 30, 2011, to conform to the disclosure requirements of IFRS 8 "Operating Segments".

The Group's segment information is as follows:

	Six months ended June 30,	
	2012	2011
	US$'000	
	(Unaudited)	
		(Restated)
Net revenues:		
The Venetian Macao	**1,416,416**	1,370,216
Sands Macao	**616,783**	650,246
The Plaza Macao	**564,462**	291,646
Sands Cotai Central	**263,896**	—
Ferry and other operations	**67,105**	58,225
Other developments	—	—
Inter-segment revenues	**(8,130)**	(9,493)
	2,920,532	2,360,840

32

4.3 Notes to the Condensed Consolidated Interim Financial Information

4. Segment information (continued)

Six months ended June 30,

2012 2011

US$’000

(Unaudited)

(Restated)

Adjusted EBITDA (Note):

The Venetian Macao 511,475 486,840

Sands Macao 177,778 187,370

The Plaza Macao 144,018 94,893

Sands Cotai Central 51,657 —

Ferry and other operations(11,944)(14,165)

Other developments — —

872,984 754,938

Note: Adjusted EBITDA is profit before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization (net of amortization of show production costs), net foreign exchange gains/(losses), impairment loss, gain/(loss) on disposal of property and equipment, fair value losses on financial assets at fair value through profit or loss, interest, loss on early retirement of debt and income tax expense. Adjusted EBITDA is used by management as the primary measure of operating performance of the Group’s properties and to compare the operating performance of the Group’s properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group’s IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. As a result, adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

Six months ended June 30,

2012 2011

US$’000

(Unaudited)

(Restated)

Depreciation and amortization:

The Venetian Macao 76,277 90,122

Sands Macao 15,682 16,204

The Plaza Macao 25,590 27,191

Sands Cotai Central 26,371 42

Ferry and other operations 7,061 7,653

Other developments — —

150,981 141,212

4.3 Notes to the Condensed Consolidated Interim Financial Information

4. Segment information (continued)

The following is a reconciliation of adjusted EBITDA to profit for the period attributable to equity holders of the Company:

Six months ended June 30,

2012 2011

US$’000

(Unaudited)

Adjusted EBITDA 872,984 754,938

Share-based compensation granted to employees by LVS and the

Company, net of amounts capitalized(i)(6,632)(5,761)

Corporate expense(20,779)(15,700)

Pre-opening expense(94,252)(23,825)

Depreciation and amortization(150,981)(141,212)

Amortization of show production costs 566 2,164

Net foreign exchange gains 1,185 1,494

Impairment loss(143,649) —

Loss on disposal of property and equipment(97)(1,314)

Fair value losses on financial assets at fair value through profit or loss(63)(956)

Operating profit 458,282 569,828

Interest income 9,312 1,914

Interest expense, net of amounts capitalized(25,169)(31,059)

Loss on early retirement of debt(1,752) —

Profit before income tax 440,673 540,683

Income tax expense(884)(1,142)

Profit for the period attributable to equity holders

of the Company 439,789 539,541

(i) Amount includes share-based compensation of US$552,000 (six months ended June 30, 2011: US$223,000) related to pre-opening expense.

4.3 Notes to the Condensed Consolidated Interim Financial Information

4. Segment information (continued)

Six months ended June 30,

2012 2011

US$’000

(Unaudited)

Capital expenditures

The Venetian Macao 35,567 2,809

Sands Macao 12,875 2,070

The Plaza Macao 19,345 7,660

Sands Cotai Central 469,589 278,800

Ferry and other operations 501 668

Other developments 2,261(108)

540,138 291,899

June 30, December 31,

2012 2011

US$’000

(Unaudited)(Audited)

Total assets

The Venetian Macao 2,839,065 3,153,756

Sands Macao 491,628 487,533

The Plaza Macao 1,341,755 1,287,986

Sands Cotai Central 4,276,537 4,462,910

Ferry and other operations 358,932 505,673

Other developments 131,705 229,827

9,439,622 10,127,685

4.3 Notes to the Condensed Consolidated Interim Financial Information

4. Segment information (continued)

June 30, December 31,

2012 2011

US$’000

(Unaudited)(Audited)

Total non-current assets

Held locally 7,161,516 6,855,597

Held in foreign countries 202,906 209,375

Deferred income tax assets 61 30

Financial assets at fair value through profit or loss 1 64

7,364,484 7,065,066

5. Net revenues

Six months ended June 30,

2012 2011

US$’000

(Unaudited)

Casino 2,592,797 2,083,626

Rooms 93,860 86,732

Mall

— Income from right of use 78,328 56,228

— Management fees and other 14,158 12,784

Food and beverage 43,436 38,820

Convention, ferry, retail and other 97,953 82,650

2,920,532 2,360,840

4.3 Notes to the Condensed Consolidated Interim Financial Information

6. Other expenses

Six months ended June 30,

2012 2011

US$’000

(Unaudited)

Impairment loss 143,649 —

Utilities and operating supplies 85,694 68,532

Provision for doubtful accounts 24,018 20,302

Royalty fees 16,009 10,380

Management fees 14,811 13,838

Suspension costs 11,645 11,685

Operating lease payments 8,181 6,692

Auditor’s remuneration 566 530

Loss on disposal of property and equipment 97 1,314

Fair value losses on financial assets at fair value through profit or loss 63 956

Net foreign exchange gains(1,185)(1,494)

Other support services 79,436 63,244

Other operating expenses 72,228 44,461

455,212 240,440

The Group had commenced pre-construction activities on its Cotai Strip development referred to as Parcels 7 and 8. During December 2010, the Group received notice from the Macao Government that its application for a land concession for Parcels 7 and 8 was not approved and the Group applied to the Chief Executive of Macao for an executive review of the decision. In January 2011, the Group filed a judicial appeal with the Court of Second Instance in Macao. In May 2012, the Group withdrew its appeal and recorded an impairment loss of US$100.7 million during the six months ended June 30, 2012, related to the capitalized construction costs of its development on Parcels 7 and 8.

During the six months ended June 30, 2012, the Group also recorded a one-time impairment loss of US$42.9 million related to the closure of the ZAiA show at The Venetian Macao.

Sands China Ltd.

4.3 Notes to the Condensed Consolidated Interim Financial Information

7. Interest expense, net of amounts capitalized

	Six months ended June 30,	
	2012	2011
	US$'000	
	(Unaudited)	
Bank borrowings	**40,268**	69,279
Amortization of deferred financing costs	**12,169**	12,774
Finance lease liabilities	**5,078**	6,084
Standby fee and other financing costs	**1,937**	11,619
	59,452	99,756
Less: interest capitalized	**(34,283)**	(68,697)
Interest expense, net of amounts capitalized	**25,169**	31,059

8. Income tax expense

	Six months ended June 30,	
	2012	2011
	US$'000	
	(Unaudited)	
Current income tax		
Macao complementary tax	**3**	131
Lump sum in lieu of Macao complementary tax on dividend	**901**	899
Other overseas taxes	**43**	3
(Over)/underprovision in prior years		
Macao complementary tax	**(25)**	89
Lump sum in lieu of Macao complementary tax on dividend	**—**	16
Other overseas taxes	**(7)**	—
Deferred income tax	**(31)**	4
Income tax expense	**884**	1,142

38

4.3 Notes to the Condensed Consolidated Interim Financial Information

8. Income tax expense (continued)

The Company’s subsidiaries that carry on business in Hong Kong are subject to Hong Kong profits tax rate at 16.5% for the period ended June 30, 2012 (six months ended June 30, 2011: same). Taxation for overseas jurisdictions is charged at the appropriate prevailing rates ruling in the respective jurisdictions and the maximum rate is 12% for Macao (six months ended June 30, 2011: same) and 25% for China (six months ended June 30, 2011: same).

Pursuant to the Despatch No. 250/2004 issued by the Chief Executive of the Macao Government on September 30, 2004, Venetian Macau Limited (“VML”) was exempted from Macao complementary tax on its gaming activities for five years effective from the 2004 year of assessment. On May 21, 2008, VML was granted, pursuant to the Despatch No. 167/2008 issued by the Chief Executive of the Macao Government, an extension of the tax exemption regarding Macao complementary tax on its gaming activities for an additional five years, which is set to expire in 2013. Regarding the other subsidiaries, during the period ended June 30, 2012, Macao complementary tax is calculated progressively at a maximum of 12% (six months ended June 30, 2011: same).

VML entered into a Shareholder Dividend Tax Agreement with the Macao Government. The agreement provides for an annual payment in lieu of Macao complementary tax otherwise due by VML’s shareholders on dividend distributions to them from gaming profits.

9. Earnings per share

(a) Basic

Basic earnings per share is calculated by dividing the profit for the period attributable to equity holders of the Company by the weighted average number of ordinary shares in issue during the period.

Six months ended June 30,

2012 2011

(Unaudited)

Profit attributable to equity holders of the Company (US$’000) 439,789 539,541

Weighted average number of shares (thousand shares) 8,050,093 8,048,085

Earnings per share, basic US5.46 cents US6.70 cents

Earnings per share, basic(i) HK42.35 cents HK52.14 cents

4.3 Notes to the Condensed Consolidated Interim Financial Information

9. Earnings per share (continued)

(b) Diluted

Diluted earnings per share is calculated by adjusting the weighted average number of ordinary shares outstanding to assume conversion of all dilutive potential ordinary shares. For the six months ended June 30, 2012, the Company has outstanding share options that will potentially dilute the ordinary shares. For the share options, a calculation is done to determine the number of shares that could have been acquired at fair value (determined as the average annual market share price of the Company’s shares) based on the monetary value of the subscription rights attached to outstanding share options. The number of shares calculated as above is compared with the number of shares that would have been issued assuming the exercise of the share options.

Six months ended June 30,

2012 2011

(Unaudited)

Profit attributable to equity holders of the Company (US$’000) 439,789 539,541

Weighted average number of shares (thousand shares) 8,050,093 8,048,085

Adjustments for share options (thousand shares) 6,399 1,797

Weighted average number of shares for diluted

earnings per share (thousand shares) 8,056,492 8,049,882

Earnings per share, diluted US5.46 cents US6.70 cents

Earnings per share, diluted(i) HK42.35 cents HK52.14 cents

4.3 Notes to the Condensed Consolidated Interim Financial Information

9. Earnings per share (continued)

To enable an investor to better understand the Group’s results, the impairment losses related to Parcels 7 and 8 and the closure of the ZAiA show at The Venetian Macao and pre-opening expenses of Sands Cotai Central are excluded from the adjusted earnings per share as management does not consider these non-recurring expenses to be indicators of the Group’s operating performance. The reconciliation of the reported earnings to the adjusted earnings (net of tax) is as follows:

Six months ended June 30,

2012 2011

(Unaudited)

Profit attributable to equity holders of the Company (US$’000) 439,789 539,541

Adjustments for:

Impairment loss (US$’000) 143,649 —

Pre-opening expenses of Sands Cotai Central (US$’000) 92,359 22,146

Adjusted profit attributable to equity holders of the Company (US$’000) 675,797 561,687

Weighted average number of shares (thousand shares) 8,050,093 8,048,085

Adjusted earnings per share, basic US8.39 cents US6.98 cents

Adjusted earnings per share, basic(i) HK65.08 cents HK54.32 cents

Weighted average number of shares for diluted earnings per share

(thousand shares) 8,056,492 8,049,882

Adjusted earnings per share, diluted US8.39 cents US6.98 cents

Adjusted earnings per share, diluted(i) HK65.08 cents HK54.32 cents

(i) The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7568 (six months ended June 30, 2011: US$1.00 to HK$7.7827). No representation is made that the HK$ amounts have been, could have been or could be converted into US$, or vice versa, at that rate, or at any other rates or at all.

4.3 Notes to the Condensed Consolidated Interim Financial Information

10. Dividends

Six months ended June 30,

2012 2011

US$’000

(Unaudited)

2011 interim dividend of HK$0.58 (equivalent to US$0.075)

per ordinary share declared on January 31, 2012 and paid 599,839 —

2011 final dividend of HK$0.58 (equivalent to US$0.075)

per ordinary share declared on June 1, 2012 and paid 601,649 —

1,201,488 —

The Board does not recommend the payment of an interim dividend for the six months ended June 30, 2012.

11. Property and equipment, net

June 30, December 31,

2012 2011

US$’000

(Unaudited) (Audited)

Balance, beginning of period/year 6,249,686 5,503,312

Additions 567,211 997,124

Adjustments to project costs (428) (8,808)

Disposals (546) (8,312)

Transfer to investment properties (34,168) —

Impairment (115,830) —

Depreciation (138,129) (245,056)

Exchange difference 7,800 11,426

Balance, end of period/year 6,535,596 6,249,686

4.3 Notes to the Condensed Consolidated Interim Financial Information

12. Trade receivables

The aging analysis of trade receivables, net of provision for doubtful accounts, is as follows:

June 30, December 31,

2012 2011

US$’000

(Unaudited) (Audited)

0–30 days 580,841 467,279

31–60 days 19,734 24,732

61–90 days 20,527 11,980

Over 90 days 20,117 12,222

641,219 516,213

Trade receivables mainly include casino receivables. The Group generally does not charge interest for credit granted, but requires a personal cheque or other acceptable forms of security. In respect of gaming promoters, the receivables can be offset against the commission payables. Absent special approval, the credit period granted to selected premium and mass market players is typically 15 days, while for gaming promoters, the receivable is typically repayable within one month following the granting of the credit subject to terms of the relevant credit agreement.

13. Share capital

Ordinary shares of

US$0.01 each US$’000

Issued and fully paid:

At January 1, 2011 (audited) 8,047,865,084 80,479

Shares issued upon exercise of share options 816,200 8

At June 30, 2011 (unaudited) 8,048,681,284 80,487

At January 1, 2012 (audited) 8,049,283,284 80,493

Shares issued upon exercise of share options 1,866,000 19

At June 30, 2012 (unaudited) 8,051,149,284 80,512

4.3 Notes to the Condensed Consolidated Interim Financial Information

14. Trade and other payables

June 30, December 31,

2012 2011

US$’000

Note (Unaudited) (Audited)

Trade payables 20,618 21,014

Outstanding chips and other casino liabilities 559,776 385,320

Other tax payables 225,697 207,397

Construction payables and accruals 211,432 233,016

Deposits 168,079 125,334

Accrued employee benefit expenses 71,580 78,779

Interest payables 29,151 32,696

Payables to related companies — non-trade 17(b) 10,780 16,516

Other payables and accruals 99,457 100,473

1,396,570 1,200,545

Less: non-current portion (28,440) (20,670)

Current portion 1,368,130 1,179,875

The aging analysis of trade payables is as follows:

June 30, December 31,

2012 2011

US$’000

(Unaudited) (Audited)

0–30 days 9,398 7,960

31–60 days 6,245 7,379

61–90 days 2,377 2,908

Over 90 days 2,598 2,767

20,618 21,014

4.3 Notes to the Condensed Consolidated Interim Financial Information

15. Borrowings

June 30, December 31,

2012 2011

US$’000

(Unaudited) (Audited)

Non-current portion

Bank loans, secured 3,208,458 3,311,211

Finance lease liabilities on leasehold interests in land, secured 104,623 129,261

Other finance lease liabilities, secured 6,241 74

3,319,322 3,440,546

Less: deferred financing costs (97,790) (111,703)

3,221,532 3,328,843

Current portion

Bank loans, secured — 35,067

Finance lease liabilities on leasehold interests in land, secured 45,988 45,074

Other finance lease liabilities, secured 1,857 231

47,845 80,372

Total borrowings 3,269,377 3,409,215

The Group’s borrowings are denominated in the following currencies:

June 30, December 31,

2012 2011

US$’000

(Unaudited) (Audited)

US$ 1,468,659 1,463,675

HK$ 1,340,340 1,471,023

MOP 460,378 474,517

3,269,377 3,409,215

4.3 Notes to the Condensed Consolidated Interim Financial Information

15. Borrowings (continued)

The estimated fair value of the Group’s bank loans as at June 30, 2012 was approximately US$3.06 billion (as at December 31, 2011: US$3.07 billion). The maturities of bank loans are as follows:

June 30, December 31,

2012 2011

US$’000

(Unaudited) (Audited)

Repayable within 1 year — 35,067

Repayable between 1 and 2 years — 35,067

Repayable between 2 and 5 years 3,208,458 3,276,144

3,208,458 3,346,278

The movements of bank loans are analyzed as follows:

June 30, December 31,

2012 2011

US$’000

(Unaudited) (Audited)

Balance, beginning of period/year 3,346,278 2,985,759

Proceeds from borrowings — 3,201,535

Repayments of borrowings (140,336) (2,845,480)

Exchange difference 2,516 4,464

Balance, end of period/year 3,208,458 3,346,278

As at June 30, 2012, the Group had US$500.0 million of available borrowing capacity under the 2011 VML Credit Facility (as at December 31, 2011: US$500.0 million).

In May 2012, the Group repaid the US$131.6 million outstanding balance under the ferry financing facility and recorded a US$1.8 million loss on early retirement of debt during the six months ended June 30, 2012.

4.3 Notes to the Condensed Consolidated Interim Financial Information

15. Borrowings (continued)

The movements of finance lease liabilities on leasehold interests in land are analyzed as follows:

June 30, December 31,

2012 2011

US$’000

(Unaudited) (Audited)

Balance, beginning of period/year 174,335 217,528

Repayments (23,724) (43,193)

Balance, end of period/year 150,611 174,335

The contractual maturities of the Group’s current and future financial liabilities, based on undiscounted cash flows, are as follows:

Within the In the In the third Over the

first year second year to fifth year fifth year Total

US$’000

(Unaudited)

At June 30, 2012

Bank borrowings 60,134 60,134 3,317,531 — 3,437,799

Finance lease liabilities on leasehold

interests in land 49,696 28,244 15,748 226,409 320,097

Other finance lease liabilities 2,104 1,724 4,892 — 8,720

Trade and other payables 1,131,507 6,897 17,926 3,617 1,159,947

(Audited)

At December 31, 2011

Bank borrowings 121,290 120,058 3,468,505 — 3,709,853

Finance lease liabilities on leasehold

interests in land 49,696 49,696 15,748 231,658 346,798

Other finance lease liabilities 243 75 — — 318

Trade and other payables 963,252 6,257 10,974 3,439 983,922

4.3 Notes to the Condensed Consolidated Interim Financial Information

16. Commitments and contingencies

(a) Capital commitments

Property and equipment commitments not provided for are as follows:

June 30, December 31,

2012 2011

US$’000

(Unaudited) (Audited)

Contracted but not provided for 355,397 572,445

Authorized but not contracted for 576,005 760,363

931,402 1,332,808

(b) Operating lease commitments

(i) The Group as the lessee

The Group had future aggregate minimum lease payments under non-cancellable operating leases for property and equipment as follows:

June 30, December 31,

2012 2011

US$’000

(Unaudited) (Audited)

No later than 1 year 4,095 3,906

Later than 1 year and no later than 5 years 3,082 4,352

7,177 8,258

(ii) The Group as the lessor/grantor of the right of use

The future aggregate minimum lease/base fee receivables under non-cancellable agreements are as follows:

June 30, December 31,

2012 2011

US$’000

(Unaudited) (Audited)

No later than 1 year 115,847 106,272

Later than 1 year and no later than 5 years 242,441 217,872

Later than 5 years 127,565 129,375

485,853 453,519

4.3 Notes to the Condensed Consolidated Interim Financial Information

16. Commitments and contingencies (continued)

(c) Contingencies

The Group has contingent liabilities arising in the ordinary course of business. Management has made certain estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on our financial condition, results of operations or cash flows.

(d) Cotai Strip development projects

The Group had commenced pre-construction on Parcel 3 and had capitalized costs of approximately US$122.8 million including land of US$85.2 million as at June 30, 2012. Under the terms of the land concession for Parcels 1, 2 and 3, the Group was initially required to complete the development of Parcel 3 by August 2011. In 2009, the Group was granted an extension from the Macao Government, which extended the deadline to complete the development of Parcel 3 until April 2013. In July 2012, the Macao Government granted the Group an additional extension, which now requires the development to be completed by April 2016. The Group intends to commence construction after the necessary government approvals are obtained. The land concession for Sands Cotai Central contains a similar requirement that the corresponding development be completed by May 2014. The Group had capitalized costs of approximately US$3.73 billion including land of US$286.1 million, as at June 30, 2012, related to Sands Cotai Central. Should the Group determine that it is unable to complete the developments by their respective deadlines, the Group intends to apply for extensions from the Macao Government; however, no assurances can be given that extensions will be granted. If the Group is unable to meet these deadlines and the deadlines are not extended, it could lose its land concessions for Sands Cotai Central or Parcel 3, which would prohibit the Group from operating any facilities developed under the respective land concessions. As a result, the Group could record a charge for all or some portion of its capitalized construction costs including land related to Sands Cotai Central and Parcel 3.

4.3 Notes to the Condensed Consolidated Interim Financial Information

17. Related party transactions

For the purposes of this Interim Financial Information, parties are considered to be related to the Group if the party has the ability, directly or indirectly, to exercise significant influence over the Group in making financial and operating decisions, or vice versa. Related parties may be individuals (being members of key management personnel, significant shareholders and/or their close family members) or other entities, and include entities which are under the significant influence of related parties of the Group where those parties are individuals. Related companies represent the group companies of the LVS group.

Save as disclosed elsewhere in this Interim Financial Information, the Group has the following significant transactions during the period:

(a) Transactions during the period

(i) Management fee income

Six months ended June 30,

2012 2011

US$’000

(Unaudited)

LVS 581 487

Intermediate holding company 9 —

Fellow subsidiary 529 782

1,119 1,269

Management services are provided by the Group to LVS group companies. These services include, but are not limited to, accounting services, information technology support, sourcing of goods and services, and design, development and construction consultancy services. Management fees are charged at actual cost incurred or on a cost-plus basis, allowing a margin of 5%.

4.3 Notes to the Condensed Consolidated Interim Financial Information

17. Related party transactions (continued)

(a) Transactions during the period (continued)

(ii) Management fee expense

Six months ended June 30,

2012 2011

US$’000

(Unaudited)

LVS 6,127 4,334

Intermediate holding company 570 270

Fellow subsidiaries 5,267 6,272

11,964 10,876

Management services are provided by LVS group companies. These services include, but are not limited to, human resources support, accounting services, sourcing of goods and services, sourcing of tenants for the malls and other various types of marketing and promotion activities for the Group. Management fees are charged at actual cost incurred or on a cost-plus basis, allowing a margin of 5%.

(iii) Key management personnel remuneration

Key management personnel includes the board of directors, which is comprised of ten members (six months ended June 30, 2011: eight members). No transaction has been entered into with the directors of the Company during the six months ended June 30, 2012 other than the emoluments paid or payable to them totaling US$2.5 million (six months ended June 30, 2011: US$1.2 million).

In addition, two directors of the Company received emoluments (inclusive of share-based compensation) from LVS, US$0.4 million of which is in respect of their services to the Group for the six months ended June 30, 2012 (six months ended June 30, 2011: US$0.4 million).

(iv) Royalty fees

There has been no change in the terms of the royalty agreement that was entered into with Las Vegas Sands, LLC in November 2009 since the last annual report. After the commencement of the operation of Sands Cotai Central in April 2012, the Group is also required to pay royalty fee in connection with this property. During the six months ended June 30, 2012, the Group incurred US$15.3 million (six months ended June 30, 2011: US$10.0 million) of royalty fees under this agreement.

(v) Share-based compensation

The Company adopted an equity award plan (the “SCL Equity Plan”) for grants of options to purchase ordinary shares of the Company (Note 18(a)). The Group participates in the equity settled share-based compensation plans of LVS and is a party to its nonqualified share option plan, LVS 2004 Equity Award Plan (the “2004 Plan”) (Note 18(b)).

4.3 Notes to the Condensed Consolidated Interim Financial Information

17. Related party transactions (continued)

(b) Period-end balances between the Group and related companies

June 30, December 31,

2012 2011

US$’000

Note (Unaudited) (Audited)

Receivables from related companies:

Fellow subsidiaries 4,557 951

Payables to related companies:

LVS 621 2,017

Intermediate holding companies 3,646 6,714

Fellow subsidiaries 6,513 7,785

14 10,780 16,516

The receivables and payables are unsecured, interest-free and have no fixed terms of repayment.

18. Share-based compensation

Total amounts of share-based compensation and the amounts capitalized are as follows:

Six months ended June 30,

2012 2011

US$’000

(Unaudited)

Share-based compensation costs:

Charged by LVS 1,896 2,686

Incurred under the SCL Equity Plan 5,062 3,588

Less: amount capitalized as part of property and equipment (326) (513)

Share-based compensation expensed

in the consolidated income statement 6,632 5,761

4.3 Notes to the Condensed Consolidated Interim Financial Information

18. Share-based compensation (continued)

(a) Share options of the Company

Movements in the number of share options outstanding and their related weighted average exercise prices attributable to the employees of the Group as grantees of the share options scheme operated by the Company are as follows:

Six months ended June 30,

2012 2011

Weighted Weighted

Number of average Number of average

options exercise price options exercise price

‘000 US$ ‘000 US$

(Unaudited)

Outstanding at January 1 23,817 2.07 18,940 1.65

Granted 4,481 3.72 5,277 2.67

Exercised (1,907) 1.82 (817) 1.59

Forfeited (1,291) 1.97 (2,877) 1.87

Outstanding at June 30 25,100 2.39 20,523 1.88

Exercisable at June 30 4,941 1.79 2,454 1.59

4.3 Notes to the Condensed Consolidated Interim Financial Information

18. Share-based compensation (continued)

(b) Share options of LVS

Movements in the number of share options outstanding and their related weighted average exercise prices attributable to the employees of the Group as grantees of the share option scheme operated by LVS are as follows:

Six months ended June 30,

2012 2011

Weighted Weighted

Number of average Number of average

options exercise price options exercise price

‘000 US$ ‘000 US$

(Unaudited)

Outstanding at January 1 1,010 61.53 1,356 59.56

Granted — — — —

Transfer-in(i) 143 50.86 — —

Exercised (111) 36.57 (55) 26.55

Transfer-out(i) — — — —

Forfeited (7) 72.91 (12) 72.75

Expired (54) 66.78 (58) 70.36

Outstanding at June 30 981 62.42 1,231 60.39

Exercisable at June 30 897 64.74 1,000 61.43

(i) Transfer-in and transfer-out represent movement of options owned by grantees who transferred from other subsidiaries of LVS to the Group, or vice versa.

4.3 Notes to the Condensed Consolidated Interim Financial Information

18. Share-based compensation (continued)

(b) Share options of LVS (continued)

Movements in the number of restricted shares outstanding and the respective weighted average grant date fair value attributable to the employees of the Group as grantees of the restricted shares granted by LVS are as follows:

Six months ended June 30,

2012 2011

Weighted Weighted

Number of average Number of average

restricted grant date restricted grant date

shares fair value shares fair value

‘000(i) US$(ii) ‘000(i) US$(ii)

(Unaudited)

Outstanding at January 1 2 38.81 2 24.94

Granted 2 45.69 2 38.81

Transfer-in(iii) 4 47.14 — —

Vested (2) 38.81 (2) 24.94

Transfer-out(iii) — — — —

Outstanding at June 30 6 46.72 2 38.81

(i) Number of restricted shares outstanding represents the number of ordinary shares of LVS given to the employees upon vesting.

(ii) Grant date fair value represents the fair value of the ordinary shares of LVS.

(iii) Transfer-in and transfer-out represent movement of restricted shares owned by grantees who transferred from other subsidiaries of LVS to the Group, or vice versa.

5. Corporate Information

(as at the Latest Practicable Date)

Directors

Executive Directors

Mr. Edward Matthew Tracy (President and

Chief Executive Officer)

Mr. Toh Hup Hock (Chief Financial Officer and Executive Vice President)

Non-Executive Directors

Mr. Sheldon Gary Adelson (Chairman) Mr. Michael Alan Leven

(Mr. David Alec Andrew Fleming as his alternate)

Mr. Jeffrey Howard Schwartz Mr. Irwin Abe Siegel Mr. Lau Wong William

Independent Non-Executive Directors

Mr. Iain Ferguson Bruce Ms. Chiang Yun Mr. David Muir Turnbull

Registered Office in Cayman Islands

Walkers Corporate Services Limited Walker House, 87 Mary Street George Town, Grand Cayman KY1-9005 Cayman Islands

Principal Place of Business and Head Office in Macao

The Venetian Macao-Resort-Hotel Executive Offices, L2

Estrada da Baia de N. Senhora da Esperanca, s/n Taipa, Macao

Principal Place of Business in Hong Kong

Level 28, Three Pacific Place

1 Queen’s Road East Hong Kong

Company’s Website www.sandschinaltd.com

Company Secretary

Mr. David Alec Andrew Fleming

Board Committees

Audit Committee

Mr. Iain Ferguson Bruce (Chairman) Ms. Chiang Yun Mr. Irwin Abe Siegel

Remuneration Committee

Mr. David Muir Turnbull (Chairman) Mr. Iain Ferguson Bruce Mr. Jeffrey Howard Schwartz

Nomination Committee

Mr. Sheldon Gary Adelson (Chairman) Mr. Iain Ferguson Bruce Mr. David Muir Turnbull

Sands China Capital Expenditure Committee

Mr. Michael Alan Leven (Chairman) Mr. Jeffrey Howard Schwartz Mr. Iain Ferguson Bruce Mr. Edward Matthew Tracy

Authorized Representatives

Mr. Toh Hup Hock

Mr. David Alec Andrew Fleming The Venetian Macao-Resort-Hotel Executive Offices, L2

Estrada da Baia de N. Senhora da Esperanca, s/n Taipa, Macao

Cayman Islands principal share registrar and transfer office

Walkers Corporate Services Limited Walker House, 87 Mary Street George Town, Grand Cayman KY1-9005 Cayman Islands

Hong Kong Share Registrar

Computershare Hong Kong Investor Services Limited Shops 1712–1716, 17th Floor Hopewell Centre 183 Queen’s Road East Wanchai Hong Kong

Principal Bankers

Banco Nacional Ultramarino S.A. Avenida Almeida Ribeiro, 22, Macao

Bank of China Limited, Macao Branch Bank of China Building Avenida Doutor Mario Soares, Macao

Stock Code

1928

6. Contact Us

Interim Report

This 2012 Interim Report is printed in English and Chinese languages and is available on our website at www.sandschinaltd.com from September 6, 2012 and was posted to Shareholders on September 7, 2012.

Those Shareholders who received our 2012 Interim Report electronically and would like to receive a printed copy or vice versa may at any time change their means of receipt of the Company’s corporate communications free of charge by reasonable notice in writing to the Company c/o the Hong Kong Share Registrar by post at Computershare Hong Kong Investor Services Limited, 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong or by email to sandschina.ecom@computershare.com.hk.

Those Shareholders who have chosen to receive this 2012 Interim Report by electronic means and who, for any reason, have difficulty in receiving or gaining access to this 2012 Interim Report, may also request to be sent a copy of this 2012 Interim Report in printed form free of charge by submitting a written request to the Company c/o the Hong Kong Share Registrar by post or by email.

Contact Us

Address: Level 28, Three Pacific Place, 1 Queen’s Road East, Hong Kong

Telephone: +853 8118 2888

Facsimile: +853 2888 3382

Email: scl-enquiries@venetian.com.mo

7. Glossary

“adjusted EBITDA” adjusted EBITDA is profit before share-based compensation, corporate expense, pre-

opening expense, depreciation and amortization (net of amortization of show production costs), net foreign exchange gains or losses, impairment loss, gain or loss on disposal of property and equipment, fair value gains or losses on financial assets at fair value through profit or loss, interest, loss on early retirement of debt and income tax expense. With respect to adjusted EBITDA for each of our properties, we make allocations of the shared support expenses based on revenue attributable to each property. Adjusted EBITDA is used by management as the primary measure of operating performance of our Group’s properties and to compare the operating performance of our Group’s properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation;

construed as an alternative to profit or operating profit; as an indicator of our IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. Adjusted EBITDA presented in the report may not be comparable to other similarly titled measures of other companies. In addition, our adjusted EBITDA presented in the report may differ from adjusted EBITDA presented by

LVS for its Macao segment in its filings with the U.S. Securities and Exchange Commission

“ADR” the average daily rate per occupied room in a given time period, calculated as room revenue divided by the number of rooms sold

“Board” the board of directors of the Company

“cage” a secure room within a casino with a facility that allows patrons to exchange cash for chips required to participate in gaming activities, or to exchange chips for cash

“CAGR” compound annual growth rate

“casino(s)” a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games

“Chief Executive” a person who either alone or together with one or more other persons is or will be responsible under the immediate authority of the board of directors for the conduct of the business of the Company

“China” or the “PRC” the People’s Republic of China excluding, for the purpose of this report only, Hong Kong,

Macao and Taiwan, unless the context otherwise requires

“chip(s)” tokens issued by a casino to players in exchange for cash or credit, which may be used to place bets on gaming tables, in lieu of cash

7. Glossary

“Company,” “our,” “we,” “us,” Sands China Ltd., a company incorporated in the Cayman Islands on July 15, 2009 as or “Sands China” an exempted company with limited liability and, except where the context otherwise requires, all of its subsidiaries, or where the context refers to the time before it became the holding company of its present subsidiaries, its present subsidiaries. When used in the context of gaming operations or the Subconcession, “we,” “us,” or “our” refers exclusively to VML

“Companies Ordinance” the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) as amended,

supplemented or otherwise modified from time to time

“Concessionaire(s)” the holder(s) of a concession for the operation of casino games in the MSAR. As at the

Latest Practicable Date, the Concessionaires were Galaxy, SJM and Wynn Macau

“Controlling Shareholder(s)” has the meaning ascribed to it under the Listing Rules and, with respect to our Company,

the controlling shareholders as referred to in “Relationship with Our Controlling

Shareholders” of our Prospectus

“Cotai” the name given to the land reclamation area in the MSAR between the islands of Coloane and Taipa

“Cotai Strip” integrated resort projects on Cotai being developed by us and inspired by the Las Vegas

Strip in Las Vegas, Nevada, U.S.A. LVS has registered the Cotai Strip trademark in Hong

Kong and Macao

“DICJ” Gaming Inspection and Coordination Bureau (“Direcção de Inspecção e Coordenação de

Jogos”) under the Secretary for Economy and Finance of the MSAR

“Director(s)” member(s) of the board of directors of the Company

“DSEC” the Statistics and Census Service of the MSAR

“EBITDA” earnings before interest, taxes, depreciation and amortization

“Exchange Rate” save as otherwise stated, amounts denominated in U.S. dollars, MOP and Hong Kong dollars have been converted, for the purposes of illustration only, in this report at:

US$1.00: HK$7.7568

US$1.00: MOP8.00

HK$1.00: MOP1.03

“Four Seasons Hotel” refers to the Four Seasons Hotel Macao, Cotai Strip®, which is managed and operated by

FS Macau Lda., an affiliate of Four Seasons Hotels Limited

7. Glossary

“Galaxy” Galaxy Casino S.A. (also known as Galaxy Casino Company Limited), a company incorporated in Macao on November 30, 2001 and one of the three Concessionaires

“gaming area(s)” a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games but has not been designated as a casino by the Macao Government

“Gaming Promoter(s)” individuals or corporations licensed by and registered with the Macao Government to promote games of fortune and chance to patrons, through the arrangement of certain services, including extension of credit (regulated by Law No. 5/2004), transportation,

accommodation, dining and entertainment, whose activity is regulated by Administrative

Regulation No. 6/2002

“GDP” gross domestic product

“Global Offering” the offer of Shares in the Company by subscription for cash at HK$10.38 on November

30, 2009 on and subject to the terms outlined in the Prospectus

“Group” our Company and its subsidiaries and, in respect of the period before our Company became the holding company of such subsidiaries, the entities that carried on the business of the present Group at the relevant time

“HIBOR” the Hong Kong Interbank Offered Rate

“HK$” or “HK dollars” Hong Kong dollars, the lawful currency of Hong Kong

“Hong Kong” the Hong Kong Special Administrative Region of the PRC

“IFRS” International Financial Reporting Standards

“integrated resort(s)” a resort which provides customers with a combination of hotel accommodations, casinos or gaming areas, retail and dining facilities, MICE space, entertainment venues and spas

“Latest Practicable Date” August 31, 2012

“LIBOR” London Interbank Offered Rate

“Listing” the listing of the Shares on the Main Board on November 30, 2009

“Listing Date” November 30, 2009, the date on which dealings in the Shares first commenced on the

Main Board

7. Glossary

“Listing Rules” the Rules Governing the Listing of Securities on the Stock Exchange (as amended from time to time)

“LVS” Las Vegas Sands Corp., a company incorporated in Nevada, U.S.A. in August 2004 and the common stock of which is listed on the New York Stock Exchange

“LVS Group” LVS and its subsidiaries (excluding our Group)

“Macao” or “MSAR” the Macao Special Administrative Region of the PRC

“Macao Government” the local government of the MSAR, established on December 20, 1999 and the local administration before this date

“Main Board” the stock exchange (excluding the option market) operated by the Stock Exchange which is independent of and operated in parallel with the Growth Enterprise Market of the Stock

Exchange

“mass market player(s)” Non-Rolling Chip players

“Melco Crown” Melco Crown Jogos (Macau), S.A., a private company limited by shares (“sociedade anónima”) incorporated on May 10, 2006 under the laws of Macao and one of the three

Subconcessionaires

“MGM Grand Paradise” MGM Grand Paradise, S.A. (also known as MGM Grand Paradise Limited), a private company limited by shares (“sociedade anónima”) incorporated on June 17, 2004 under the laws of Macao and one of the three Subconcessionaires

“MICE” Meetings, Incentives, Conventions and Exhibitions, an acronym commonly used to refer to tourism involving large groups brought together for an event or corporate meeting

“MOP” or “pataca(s)” Macao pataca, the lawful currency of Macao

“Parcel 1” a land parcel in Cotai totaling 291,479 square meters described under Registration

No. 23225 by the Macau Property Registry, on which The Venetian Macao has been constructed

“Parcel 2” a land parcel in Cotai totaling 53,700 square meters described under Registration No.

23223 by the Macau Property Registry, on which The Plaza Macao has been constructed

7. Glossary

“Parcel 3” a land parcel in Cotai totaling 60,479 square meters described under Registration No.

23224 by the Macau Property Registry, which is expected to contain an integrated resort that will be connected to The Plaza Macao and the CotaiExpo center at The Venetian

Macao and contain hotel rooms, gaming areas, MICE facilities and other integrated resort amenities

“Parcels 5 and 6” land parcels in Cotai totaling 150,134 square meters, including 44,576 square meters designated as a tropical garden, described under Registration No. 23288 by the Macau

Property Registry, on which Sands Cotai Central has been constructed

“Parcels 7 and 8” land parcels in Cotai totaling 110,200 square meters adjacent to Sands Cotai Central. The size of the land parcel may be subject to further surveyance

“premium player(s)” Rolling Chip players who have a direct relationship with gaming operators and typically participate in gaming activities in casinos or gaming areas without the use of Gaming

Promoters

“Prospectus” our Listing prospectus dated November 16, 2009, which is available from our website at

www.sandschinaltd.com

“PwC” PricewaterhouseCoopers, the global professional services company

“Reporting Period” January 1, 2012 to June 30, 2012

“RMB” or “Renminbi” Renminbi, the lawful currency of China

“Rolling Chip play” play by VIP and premium players (excludes Paiza cash players) using non-negotiable chips

“Rolling Chip volume” casino revenue measurement, measured as the sum of all non-negotiable chips wagered and lost by VIP and premium players (excludes Paiza cash players)

“Sands Cotai Central” Our integrated resort development on Parcels 5 and 6. Phase I opened on April 11, 2012 and features more than 600 rooms and suites under the Conrad hotel brand, more than 1,200 rooms under the Holiday Inn hotel brand, along with significant gaming,

MICE, retail space and other integrated resort amenities. Phase IIA, which is scheduled to open on September 20, 2012, will feature 1,829 Sheraton-branded hotel rooms and suites, along with additional gaming area, retail, entertainment, dining and MICE facilities. Phase IIB, which is projected to open in early 2013, will feature 2,067 additional

Sheraton-branded hotel rooms and suites. Phase III of the project is expected to include a fourth luxury St. Regis-branded hotel and mixed-use tower. We intend to commence construction of phase III of the project as demand and market conditions warrant it

7. Glossary

“Sands Macao” the Sands Macao, which includes gaming areas, a hotel tower, restaurants and a theater

“SFO” the Securities and Futures Ordinance of Hong Kong (Chapter 571 of the Laws of Hong

Kong) as amended, supplemented or otherwise modified from time to time

“Shared Services Agreement” the shared services agreement dated November 8, 2009 and renewed on December 21,

2011, entered into between LVS and our Company to regulate their relationship with respect to the provision of certain shared services

“Share(s)” ordinary shares in our Company with a nominal value of US$0.01 each

“Shareholder(s)” holder(s) of Shares

“Share Option Scheme” the share option scheme conditionally adopted by our Company on November 8, 2009

“SJM” Sociedade de Jogos de Macau, S.A., a private company limited by shares (“sociedade anónima”), incorporated on November 28, 2001 under the laws of Macao and one of the three Concessionaires

“SOX” the United States federal law Sarbanes Oxley Act of 2002

“Stock Exchange” The Stock Exchange of Hong Kong Limited

“Subconcession” “Subconcession Contract” or the tripartite Subconcession Contract for the operation of casino games dated December

26, 2002 among Galaxy, the Macao Government and VML

“Subconcessionaire(s)” the holder(s) of a subconcession for the operation of casino games in the MSAR. As at the

Latest Practicable Date, the Subconcessionaires were VML (one of our subsidiaries), Melco

Crown and MGM Grand Paradise

“subsidiary(ies)” has the meaning ascribed to it under Section 2 of the Companies Ordinance

“table games” typical casino games, including card games such as baccarat, blackjack and hi-lo (also known as “Sic bo”) as well as craps and roulette

“The Plaza Macao” an integrated resort which includes (i) the Four Seasons Hotel; (ii) the Plaza Casino gaming area operated by VML; (iii) the Paiza Mansions, The Shoppes at Four Seasons, restaurants and a spa, each of which are operated by us; and (iv) a luxury apart-hotel tower, which is anticipated to be branded and serviced by Four Seasons; except where the context indicates otherwise

7. Glossary

“The Venetian Macao” The Venetian® Macao-Resort-Hotel, an integrated resort that includes casino and gaming areas, a hotel, MICE space, The Grand Canal Shoppes, over 50 different restaurants and food outlets, a 15,000-seat arena and other entertainment venues

“United States,” “U.S.” the United States of America, including its territories and possessions and all areas subject or “U.S.A.” to its jurisdiction

“US$” or “U.S. dollars” United States dollars, the lawful currency of the United States

“VIP player(s)” Rolling Chip players who play almost exclusively in dedicated VIP rooms or designated casino or gaming areas and are sourced from Gaming Promoters

“VIP room(s)” rooms or designated areas within a casino or gaming area where VIP players and premium players gamble

“visit(s)” or “visitation(s)” with respect to visitation of our properties, the number of times a property is entered during a fixed time period. Estimates of the number of visits to our properties is based on information collected from digital cameras placed above every entrance in our properties which use video signal image processor detection and include repeat visitors to our properties on a given day

“VML” our subsidiary, Venetian Macau, S.A. (also known as Venetian Macau Limited), a private company limited by shares (“sociedade anónima”) incorporated on June 21, 2002 under the laws of Macao, one of the three Subconcessionaires and the holder of the

Subconcession

“VOL” Venetian Orient Limited, a wholly owned subsidiary of the Company and owner and developer of Sands Cotai Central

“VVDIL” our subsidiary, Venetian Venture Development Intermediate Limited, a company incorporated in the Cayman Islands on June 21, 2002 as an exempted company with limited liability

“VVDI (II)” Venetian Venture Development Intermediate II, a company incorporated in the Cayman

Islands on January 23, 2003 as an exempted company with limited liability and an indirect,

wholly owned subsidiary of LVS and our immediate Controlling Shareholder

“Wynn Macau” Wynn Resorts (Macau) S.A., a private company limited by shares (“sociedade anónima”)

incorporated on October 17, 2001 under the laws of Macao and one of the three

Concessionaires